                                                                   Exhibit 10.6

                               FIRST AMENDMENT TO
                           FIFTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT is dated as of the 16th day of January, 1997, among PHYCOR, INC., a Tennessee corporation (the "Borrower"), the banks named in the Credit Agreement described below (the "Banks"), NATIONSBANK, N.A., as Documentation Agent (the "Documentation Agent"), and CITIBANK, N.A., as an Issuing Bank thereunder and as agent for the Banks and the Issuing Banks thereunder (the "Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower, the Banks, the Documentation Agent and the Agent entered into a Fifth Amended and Restated Revolving Credit Agreement dated as of July 22, 1996 (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested (i) the amendment of financial and other covenants in the Credit Agreement and (ii) the approval of an acquisition by the Majority Banks, and the Agent and the Majority Banks are willing to agree to such amendment and provide such approval upon the terms and conditions set forth below;

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Banks executing this First Amendment and the Agent agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms are used as defined in the Credit Agreement.

     Section 2. Amendments.

     (a) Section 5.01(h) of the Credit Agreement is hereby amended by deleting the phrase "which may materially adversely affect" and inserting in place thereof the phrase "which could reasonably be expected to have a material adverse effect on."

     (b) Section 6.02(f) of the Credit Agreement is amended by adding a new subsection (vi) to read as follows:

          (vi) Without limiting amounts that may be invested in, or loaned or advanced to other Persons pursuant to Section 6.02(f)(v), the Borrower's Subsidiary PhyCor of Hawaii, Inc. ("PhyCor-Hawaii") may make secured loans to Straub Clinic & Hospital, Inc. ("Straub") to the extent required by, and in compliance with, Sections 5.8.1, 5.8.2 and 5.8.3 of its Service Agreement with Straub (in substantially the form attached as Annex E to the Borrower's Prospectus and Proxy Statement dated November 12, 1996, with the revisions thereto provided in the revised draft thereof distributed to the Banks on January 15, 1997) (the "Straub Service Agreement"); provided that:

               (A) at the time of each such loan and after giving effect thereto, no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both shall occur and be continuing;

               (B) loans pursuant to Section 5.8.1 of the Straub Service Agreement ("Straub Capital Loans") shall be secured by a first priority security interest in all of the assets directly or indirectly acquired by Straub from the proceeds of any such loans, free and clear of any other Liens; and the aggregate principal amount of all Straub Capital Loans may not exceed $50,000,000 at any time outstanding;

               (C) loans pursuant to Section 5.8.2 of the Straub Service Agreement ("Straub Working Capital Loans"; collectively, with the Straub Capital Loans, the "Straub Loans") shall be made pursuant to a single credit facility providing loan availability for no more than one year from the commencement of the term thereof (which may be renewed on an annual basis, but not provide availability later than the stated A Revolver Termination Date) and shall be secured by a first priority security interest in all of the accounts receivable, inventory, supplies and other current assets of Straub (the "Straub Loan Base"), free and clear of any other Liens; and the aggregate principal amount of all Straub Working Capital Loans may not exceed at any time outstanding the lesser of (1) $40,000,000 or (2) the aggregate book value (less any reserves applicable thereto) of (x) the Straub Loan Base as of such time and (y) any current assets acquired by the Borrower in its merger with Straub Clinic & Hospital, Incorporated and held by the Borrower at such time, all as determined in accordance with generally accepted accounting principles;

               (D) each Straub Loan shall be evidenced by a promissory note (1) that shall have a final maturity not later than the stated A Revolver Termination Date and provide for the repayment of principal prior to final maturity at the annual rate of one-sixth of the principal outstanding at the time loan availability under the applicable credit facility for Straub ceases and (2) that shall be subject to the repurchase right of Straub provided in the Straub Service Agreement (the "Straub Repurchase Right"); and

               (E) each of the following conditions shall have been satisfied in a manner acceptable to the Agent:

                    (1) PhyCor-Hawaii shall be a party to the Pledge Agreement,

                    (2) each promissory note evidencing a Straub Loan, as
               secured by the collateral therefor, shall be pledged, subject to the Straub Repurchase Right, under an amendment to the Pledge Agreement (or other security agreements acceptable to the Agent) to secure the Obligations (as defined in the Pledge Agreement),

                    (3) the Borrower, PhyCor-Hawaii and Straub shall execute and deliver such documents, including assignments of financing statements of Straub, make such filings and take such other action as the Agent may deem necessary or advisable to perfect its Liens in the promissory notes, as so secured, evidencing the Straub Loans, and

                    (4) the Agent shall have received such other instruments,
               agreements, opinions and other documents as it shall reasonably request in such connection;

          provided that the conditions provided in this clause (E) may be satisfied not later than January 31, 1997.

provided that, notwithstanding Section 4 of this First Amendment, the foregoing amendment is subject to the consummation of the Acquisition (as hereinafter defined) as contemplated by Section 3 of this First Amendment.

     (c) Section 6.03(d) of the Credit Agreement is hereby amended by deleting the percentage "50%" and inserting in place thereof the percentage "60%"; provided that, notwithstanding Section 4 of this First Amendment, the foregoing amendment is subject to the consummation of the Acquisition (as hereinafter defined) as contemplated by Section 3 of this First Amendment.

     Section 3. Acquisition Approval.

     (a) The Banks hereby give their approval, pursuant to Section 6.02(f)(ii) of the Credit Agreement, to the terms and conditions of the acquisition (the "Acquisition") by the Borrower of certain assets of Straub Clinic & Hospital, Incorporated (the "Clinic") on the terms and conditions and as otherwise described in the Borrower's Prospectus and Proxy Statement, dated November 12, 1996 (the "Prospectus"); provided that, notwithstanding Section 4 of this First Amendment, such approval shall be subject to satisfaction of all of the conditions precedent set forth in Sections 6.02(f)(ii) and 6.02(g) of the Credit Agreement. In giving such approval, the Banks hereby waive, in the case of the Acquisition, for one time only, the requirement of Section 6.02(f)(ii) of the Credit Agreement that the Acquisition be made by a Subsidiary of the Borrower. In such connection, the Borrower hereby acknowledges and agrees that the Banks have no obligation to provide any waivers or further consents in respect of the Straub Loans (as defined in Section 6.02(f)(vi) of the Credit Agreement, as amended hereby) or to refrain from exercising any of their rights under the Loan Documents in respect of any events or conditions resulting from the Borrower or any of its Subsidiaries not providing any Straub Loans in addition to those permitted by Section 6.02(f)(vi) of the Credit Agreement, as amended hereby.

     (b) The Borrower hereby represents that, except as set forth on Schedule A to this First Amendment, the Borrower or its Subsidiaries shall, in the event the Acquisition is consummated, be acquiring, free and clear of all liens and encumbrances, certain assets of the Clinic identified in the Amended and Restated Agreement of Merger described in the Prospectus. The Borrower hereby further represents that none of the liens and encumbrances set forth on

Schedule A to this First Amendment will attach to any assets of the Borrower not acquired in the Acquisition. The execution and delivery of this First Amendment by the Majority Banks shall constitute such Banks' approval of the liens and encumbrances listed on Schedule A to this First Amendment, provided that none of such liens and encumbrances shall attach to any assets not acquired in the Acquisition; and the parties hereto hereby agree that such liens and encumbrances shall be deemed to be additions to Schedule VI of the Credit Agreement and, therefore, deemed to be Permitted Liens.

     Section 4. Effectiveness of First Amendment. This First Amendment shall become effective pursuant to Section 9.01 of the Credit Agreement upon the satisfaction of the following in a manner acceptable to the Agent:

          (a) the execution of this First Amendment by the Borrower, the Majority Banks and the Agent; and

          (b) the execution of the Consent and Agreement attached hereto (the "Subsidiary Consent") by each of the Guarantors.

     Section 5. Representations and Warranties. The Borrower represents and warrants that this First Amendment and the Subsidiary Consent have been duly authorized, executed and delivered by the Borrower and its Subsidiaries and constitute the legal, valid, and binding obligations of the Borrower and its Subsidiaries, enforceable in accordance with their respective terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or affecting creditors' rights generally). The Borrower further represents and warrants that (a) there exists no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both as of the date hereof (before and after giving effect to the transactions contemplated hereby), (b) the representations and warranties set forth in Article V of the Credit Agreement are true and correct on the date hereof (before and after giving effect to the transactions contemplated hereby), and (c) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and other Loan Documents by the date hereof.

     Section 6. References. From and after the date of effectiveness of this First Amendment, all references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

     Section 7. Ratification. This First Amendment supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as amended hereby, the Credit Agreement and all other Loan Documents shall continue in full force and effect.

     SECTION 8. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW.

     Section 9. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.



                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

                                     THE BORROWER

                                     PHYCOR, INC.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     THE AGENT

                                     CITIBANK, N.A.,
                                       as Agent


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     THE DOCUMENTATION AGENT

                                     NATIONSBANK, N.A.,
                                       as Documentation Agent


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     THE ISSUING BANK

                                     CITIBANK, N.A.,
                                       as Issuing Bank


                                     By:_____________________________________
                                        Name:
                                        Title:

                                     THE BANKS

                                     CITIBANK, N.A.


                                     By:_____________________________________
                                        Name:
                                        Title:



                                     NATIONSBANK, N.A.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     FIRST AMERICAN NATIONAL BANK


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     PNC BANK, KENTUCKY, INC.


                                     By:_____________________________________
                                        Name:
                                        Title:

                                     MELLON BANK, N.A.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     THE BANK OF NOVA SCOTIA


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     CORESTATES BANK, N.A.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     DEUTSCHE BANK AG, New York Branch and/or
                                     Cayman Islands Branch


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     By:_____________________________________
                                        Name:
                                        Title:

                                     THE SUMITOMO BANK, LIMITED


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     SUNTRUST BANK, NASHVILLE, N.A.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     TORONTO DOMINION (TEXAS), INC.


                                     By:_____________________________________
                                        Name:
                                        Title:

                              CONSENT AND AGREEMENT

     The undersigned, being all of the Guarantors referred to in the Credit Agreement (as defined in the foregoing First Amendment) and the other Loan Documents (as defined in the foregoing First Amendment), hereby consent and agree to the foregoing First Amendment and hereby confirm their respective guarantees and grants of security interests and other obligations under the Loan Documents, which shall remain in full force and effect and be applicable to the Credit Agreement and the other Loan Documents, as amended by the foregoing First Amendment.

                                       PHYCOR OF TOLEDO, INC.
                                       PHYCOR OF ROANOKE, INC.
                                       PHYCOR OF HATTIESBURG, INC.
                                       PHYCOR OF DALLAS, INC.
                                       PHYCOR-TEXAS GULF COAST, INC.
                                       PHYCOR OF MINOT, INC.
                                       PHYCOR OF WILMINGTON, INC.
                                       PHYCOR OF LAGRANGE, INC.
                                       PHYCOR OF KENTUCKY, LLC
                                       PHYCOR OF DENVER, INC.
                                       PHYCOR OF ROME, INC.
                                       PHYCOR OF COLUMBIA, INC.
                                       PHYCOR OF WICHITA FALLS, INC.
                                       PHYCOR OF WEST HOUSTON, INC.
                                       PHYCOR OF PHOENIX, INC.
                                       PHYCOR OF SAYRE, INC.
                                       PHYCOR OF SOUTH BEND, LLC
                                       PHYCOR OF WHARTON, INC.
                                       PHYCOR OF MESA, INC.
                                       PHYCOR-LAFAYETTE, LLC
                                       THE MEMBER CORPORATION, INC.
                                       PHYCOR OF OGDEN, INC.
                                       PHYCOR OF NEWNAN, INC.
                                       PHYCOR OF NORTHEAST ARKANSAS, INC.
                                       PHYCOR OF TIDEWATER, INC.
                                       PHYCOR OF BOULDER, INC.
                                       PHYCOR OF NORTHERN MICHIGAN, INC.
                                       PHYCOR OF CHICKASHA, INC.
                                       PHYCOR OF FORT SMITH, INC.
                                       PHYCOR OF CORSICANA, INC.
                                       PHYCOR OF DIXON, INC.
                                       PHYCOR OF CLEBURNE, INC.
                                       PHYCOR OF BIRMINGHAM, INC.
                                       PHYCOR OF IRVING, INC.
                                       PHYCOR OF KINGSPORT, INC.

                                       PHYCOR OF OLEAN, INC.
                                       PHYCOR OF LACONIA, INC.
                                       PHYCOR OF HARLINGEN, INC.
                                       PHYCOR OF RICHMOND, INC.
                                       PHYCOR OF SAN ANTONIO, INC.
                                       PHYCOR OF CONROE, INC.
                                       PHYCOR OF PUEBLO, INC.
                                       PHYCOR OF JACKSONVILLE, INC.
                                       PHYCOR OF GREELEY, INC.
                                       PHYCOR OF WINTER HAVEN, INC.
                                       PHYCOR OF NASHVILLE, INC.
                                       PHYCOR OF VERO BEACH, INC.
                                       PHYCOR OF RUSTON, INC.
                                       PHYCOR OF CHARLOTTE, INC.
                                       as Guarantors


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       NORTH AMERICAN MEDICAL
                                       MANAGEMENT, INC., as Guarantor


                                       By:_____________________________________
                                          Name:
                                          Title:

                          Schedule A to First Amendment

                        Additional Liens and Encumbrances

                                U.S. $300,000,000


                           FIFTH AMENDED AND RESTATED


                           REVOLVING CREDIT AGREEMENT


                            DATED AS OF JULY 22, 1996


                                      AMONG


                                  PHYCOR, INC.

                                  AS BORROWER,


                             THE BANKS NAMED HEREIN,

                                    AS BANKS,


                               NATIONSBANK, N.A.,

                             AS DOCUMENTATION AGENT,


                                       AND


                                 CITIBANK, N.A.,

                                    AS AGENT

                                TABLE OF CONTENTS

Section                                                                                  Page
-------                                                                                  ----
ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS...............................................2

          SECTION 1.01  Certain Defined Terms..............................................2
          SECTION 1.02  Computation of Time Periods.......................................28
          SECTION 1.03  Accounting Terms..................................................28

ARTICLE II - AMOUNTS AND TERMS OF THE ADVANCES............................................28

          SECTION 2.01  The Committed Rate Advances.......................................28
          SECTION 2.02  The Competitive Bid Advances......................................30
          SECTION 2.03  Fees..............................................................34
          SECTION 2.04  Optional Reduction of the Commitments.............................34
          SECTION 2.05  Repayment.........................................................35
          SECTION 2.06  Interest..........................................................35
          SECTION 2.07  Interest Rate Determination and Protection........................36
          SECTION 2.08  Voluntary and Automatic Conversion of Committed Rate Advances.....36
          SECTION 2.09  Prepayments.......................................................37
          SECTION 2.10  Increased Costs...................................................38
          SECTION 2.11  Illegality........................................................39
          SECTION 2.12  Payments and Computations.........................................39
          SECTION 2.13  Taxes.............................................................40
          SECTION 2.14  Sharing of Payments, Etc..........................................45
          SECTION 2.15  Evidence of Debt/Register.........................................45
          SECTION 2.16  Use of Proceeds...................................................46
          SECTION 2.17  Outstanding Advances Under Existing Credit Agreement..............46

ARTICLE III - AMOUNT AND TERMS OF LETTERS OF CREDIT AND PARTICIPATIONS THEREIN............47

          SECTION 3.01  Letters of Credit.................................................47
          SECTION 3.02  Issuing the Letters of Credit.....................................47
          SECTION 3.03  Reimbursement Obligations.........................................48
          SECTION 3.04  Participations Purchased by the Banks.............................48
          SECTION 3.05  Letter of Credit Fees.............................................49
          SECTION 3.06  Indemnification Nature of the Issuing Bank's Duties...............50
          SECTION 3.07  Increased Costs...................................................51
          SECTION 3.08  Uniform Customs and Practice......................................52

ARTICLE IV - CONDITIONS OF LENDING........................................................52

          SECTION 4.01  Conditions Precedent to Any Borrowing and Letter of Credit........52
          SECTION 4.02  Conditions Precedent to Fifth Amendment and Restatement...........53

ARTICLE V - REPRESENTATIONS AND WARRANTIES................................................54

          SECTION 5.01  Representations and Warranties of the Borrower....................54

ARTICLE VI - COVENANTS OF THE BORROWER....................................................59

          SECTION 6.01  Affirmative Covenants.............................................59
          SECTION 6.02  Negative Covenants................................................62
          SECTION 6.03  Financial Covenants...............................................74
          SECTION 6.04  Reporting Requirements............................................75

ARTICLE VII - EVENTS OF DEFAULT...........................................................78

          SECTION 7.01  Events of Default.................................................78

ARTICLE VIII - THE AGENT..................................................................82

          SECTION 8.01  Authorization and Action..........................................82
          SECTION 8.02  Agent's Reliance, Etc.............................................82
          SECTION 8.03  Citibank and Affiliates...........................................83
          SECTION 8.04  Bank Credit Decision..............................................83
          SECTION 8.05  Indemnification...................................................83
          SECTION 8.06  Successor Agent/Issuing Bank......................................84
          SECTION 8.07  The Documentation Agent...........................................85

ARTICLE IX - MISCELLANEOUS................................................................85

          SECTION 9.01  Amendments, Etc...................................................85
          SECTION 9.02  Notices, Etc......................................................85
          SECTION 9.03  No Waiver; Remedies...............................................86
          SECTION 9.04  Costs, Expenses and Taxes.........................................86
          SECTION 9.05  Right of Set-off..................................................87
          SECTION 9.06  Indemnification...................................................87
          SECTION 9.07  Binding Effect....................................................88
          SECTION 9.08  Assignments and Participations....................................89
          SECTION 9.09  Headings..........................................................91
          SECTION 9.10  Confidentiality...................................................91
          SECTION 9.11  Severability of Provisions........................................92
          SECTION 9.12  Independent of Provisions.........................................92

          SECTION 9.13  Consent to Jurisdiction...........................................92
          SECTION 9.14  GOVERNING LAW.....................................................93
          SECTION 9.15  WAIVER OF JURY TRIAL..............................................93
          SECTION 9.16  Execution in Counterparts.........................................93

                                    SCHEDULES





Schedule I            -        List of Applicable Lending Offices

Schedule II           -        Real Property

Schedule III          -        Subsidiaries

Schedule IV           -        Service Agreements

Schedule V            -        Existing Debt

Schedule VI           -        Existing Liens

Schedule VII          -        Litigation

                                    EXHIBITS

Exhibit A-1           -        Form of Committed Rate A Note

Exhibit A-2           -        Form of Committed Rate B Note

Exhibit A-3           -        Form of Competitive Bid A Note

Exhibit A-4           -        Form of Competitive Bid B Note

Exhibit B-1           -        Form of Notice of Borrowing

Exhibit B-2           -        Form of Competitive Bid Request

Exhibit C             -        Form of Guaranty

Exhibit D             -        Form of Pledge Agreement

Exhibit E             -        Form of Intercompany Subordination Agreement

Exhibit F             -        Form of Assignment and Acceptance

Exhibit G             -        Form of Solvency Certificate

Exhibit H             -        Form of Subordination Agreement

Exhibit I             -        Form of Acknowledgment and Consent

Exhibit J             -        Forms of Opinion of Counsel

Exhibit K             -        Form of Acquisition Approval Letter

     Fifth Amended and Restated Revolving Credit Agreement, dated as of July 22, 1996 (this "Agreement"), among PHYCOR, INC., a Tennessee corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof and from time to time parties hereto, NATIONSBANK, N.A. ("NationsBank"), as Documentation Agent (the "Documentation Agent"), and CITIBANK, N.A. ("Citibank"), as an Issuing Bank hereunder and as agent (the "Agent") for the Banks and the Issuing Banks.


     PRELIMINARY STATEMENTS:

     1. On February 28, 1990, the Borrower entered into a Revolving Credit and Term Loan Agreement with Citibank as Bank, Issuing Bank and Agent. The Borrower and Citibank, as Bank, Issuing Bank and Agent, subsequently entered into a First Amendment to and Waiver Under Credit Agreement dated as of January 11, 1991, which made certain changes to the credit agreement referred to in the foregoing sentence (such credit agreement, as so amended, being referred to hereinafter as the "Original Credit Agreement").

     2. On December 4, 1991, the Borrower entered into the Amended and Restated Revolving Credit and Term Loan Agreement with Citibank, as Issuing Bank and Agent, and the banks listed on the signature pages thereto, which credit agreement amended and restated the Original Credit Agreement (such agreement, as amended by the amendments thereto entered into prior to the date hereof, being referred to hereinafter as the "First Amended and Restated Credit Agreement").

     3. On September 29, 1993, the Borrower entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement with Citibank, as Issuing Bank and Agent, NationsBank, as Co-Agent, and the banks listed on the signature pages thereto, which credit agreement amended and restated the First Amended and Restated Credit Agreement (such agreement, as amended by the amendments thereto entered into prior to the date hereof, being referred to hereinafter as the "Second Amended and Restated Credit Agreement").

     4. On September 20, 1994, the Borrower entered into the Third Amended and Restated Revolving Credit and Term Loan Agreement with Citibank, as Issuing Bank and Agent, NationsBank, as Co-Agent, and the banks listed on the signature pages thereto, which credit agreement amended and restated the Second Amended and Restated Credit Agreement (such agreement, as amended by the amendments thereto entered into prior to the date hereof, being referred to hereinafter as the "Third Amended and Restated Credit Agreement").

     5. On August 29, 1995, the Borrower entered into the Fourth Amended and Restated Revolving Credit and Term Loan Agreement with Citibank, as Issuing Bank and Agent, NationsBank of Tennessee, N.A., as Co-Agent, and the banks listed on the signature pages thereto, which credit agreement amended and restated the Third Amended and Restated Credit Agreement (such agreement being referred to hereinafter as the "Existing Credit Agreement").

     6. The Borrower has requested that the Existing Credit Agreement be amended by, among other things, increasing the commitments thereunder, extending the term thereof, and including certain financial institutions as lenders hereunder. The Borrower has requested that the

Existing Credit Agreement be amended and restated in its entirety to reflect such amendments as well as other requested amendments (the "Fifth Amendment and Restatement").

     7. Subject to the terms and provisions hereof, the Banks, the Issuing Bank, and the Agent are amenable to making such modifications and to amending and restating the Existing Credit Agreement in its entirety as hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms.SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "A Advance" means an advance made in respect of the A Commitment pursuant to Section 2.01(a) or 2.02.

               "A Borrowing" means a borrowing in respect of the A Commitment made pursuant to Section 2.01(a) or 2.02.

               "A Commitment" means, as to any Bank, the amount of commitment to make Committed Rate A Advances or participate in Letters of Credit set forth opposite such Bank's name on the signature pages hereof or, if such Bank has entered into one or more Assignments and Acceptances, the amount thereof set forth for such Bank in the Register maintained by the Agent pursuant to Section 9.08(c), as such amount may be reduced from time to time pursuant to Section 2.04.

               "A Commitment Percentage" means, as to any Bank, the percentage equal to such Bank's A Commitment divided by the aggregate A Commitments of all Banks.

               "A Revolver Termination Date" means July 21, 2001, or the earlier date of termination in whole of the Commitments pursuant to Section
          2.04 or 7.01.

               "Accounts" means all present and future rights of the Borrower or any Subsidiary of the Borrower to payment for goods (including medications) sold or leased or for services rendered pursuant to any Service Agreement (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising and whether or not earned by performance (including, without limitation, accounts receivable purchased by the Borrower or any of its Subsidiaries from any physician group which has entered into a Service Agreement with the Borrower or such Subsidiary).

               "Acknowledgment and Consent" means the Acknowledgment and Consent, in substantially the form of Exhibit I, executed and delivered by the parties thereto in connection with the Fifth Amendment and Restatement.

               "Advance" means a Committed Rate Advance or a Competitive Bid Advance. In the case of Committed Rate Advances, "Advance" also refers to a Base Rate Advance or Eurodollar Rate Advance (each of which shall be a "Type" of Committed Rate Advance). In the case of Competitive Bid Advances, "Advance" also refers to a Fixed Rate Advance or a LIBOR Advance (each of which shall be a "Type" of Competitive Bid Advance).

               "Affiliate" means, with respect to any Person, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

               "Applicable Eurodollar Rate Margin" means for the Initial Effective Period (as defined below) 0.4250% per annum in respect of A Advances and 0.4750% per annum in respect of B Advances and thereafter for each Effective Period (as defined below) 0.5000% per annum in respect of A Advances and 0.5500% per annum in respect of B Advances; provided, however, that during any fiscal quarter of the Borrower in which the Borrower shall have satisfied the Consolidated Debt/EBITDA Ratio test indicated in the table below, the Applicable Eurodollar Rate Margin for the Effective Period shall be the percentage rate per annum set forth opposite the appropriate tests for the A Advances or the B Advances, as applicable, in the table below.

                                                Applicable Eurodollar Rate       Applicable Eurodollar
                    Consolidated                       Margin for                   Rate Margin for
                  Debt/EBITDA Ratio                    A Advances                     B Advances
          ----------------------------------    --------------------------       ---------------------
          Greater than 3.25 to 1.00                      0.5000%                        0.5500%

          Less than or equal to 3.25 to 1.00             0.4250%                        0.4750%
             but greater than 2.50 to 1.00

          Less than or equal to 2.50 to 1.00             0.3250%                        0.3750%
             but greater than 2.00 to 1.00


          Less than or equal to 2.00 to 1.00             0.2875%                        0.3125%
             but greater than 1.50 to 1.00

          Less than or equal to 1.50 to 1.00             0.2500%                        0.2750%

          The Applicable Eurodollar Rate Margin shall be determined by the Agent each quarter on the basis of quarterly certified Consolidated financial statements and a schedule evidencing financial covenant compliance delivered to the Banks pursuant to Section 6.04(b). The "Initial Effective Period" shall be the period commencing on the Fifth Amendment and Restatement Closing Date and ending on August 31, 1996. The "Effective Period" with respect to the Applicable Eurodollar Rate Margin or the Applicable Facility Fee Rate, as the case may be, shall be the period commencing on the last Business Day of the second month after any fiscal quarter of the Borrower provided that the Borrower shall have delivered to the Agent the quarterly certified consolidated financial statements and financial covenant compliance schedule for such quarter within 45 days of the end of such quarter and ending on the earlier of (i) the date that is three months after such commencement date and (ii) the date that is 15 days after delivery to the Agent of quarterly certified consolidated financial statements and financial covenant compliance certificate for the subsequent quarter. Notwithstanding the foregoing, the Applicable Eurodollar Rate Margin shall be deemed to be 0.5000% per annum in respect of A Advances and 0.5500% per annum in respect of B Advances for each day during an Effective Period as of which the deliveries required to calculate the Applicable Eurodollar Rate Margin shall not have been made.

               "Applicable Facility Fee Rate" means for the Initial Effective Period 0.2000% per annum in respect of the A Commitment and 0.1500% per annum in respect of the B Commitment and thereafter for each Effective Period 0.2500% per annum in respect of the A Commitment and 0.2000% per annum in respect of the B Commitment; provided, however, that during any fiscal quarter of the Borrower in which the Borrower shall have satisfied the Consolidated Debt/EBITDA Ratio test indicated in the table below, the Applicable Facility Fee Rate for the Effective Period shall be the percentage rate per annum set forth opposite the appropriate tests for the A Commitment or the B Commitment, as applicable, in the table below.


                                                   Applicable Facility Fee        Applicable Facility Fee
                      Consolidated                     Rate Margin for                Rate Margin for
                    Debt/EBITDA Ratio                  the A Commitment              the B Commitment
          ----------------------------------       -----------------------       ------------------------
          Greater than 3.25 to 1.00                        0.2500%                        0.2000%

          Less than or equal to 3.25 to 1.00               0.2000%                        0.1500%
             but greater than 2.50 to 1.00

          Less than or equal to 2.50 to 1.00               0.1750%                        0.1250%
             but greater than 2.00 to 1.00

          Less than or equal to 2.00 to 1.00               0.1500%                        0.1250%
             but greater than 1.50 to 1.00

          Less than or equal to 1.50 to 1.00               0.1250%                        0.1000%

          The Applicable Facility Fee Rate shall be determined by the Agent each quarter on the basis of quarterly certified Consolidated financial statements and a schedule evidencing financial covenant compliance delivered to the Banks pursuant to Section 6.04(b). Notwithstanding the foregoing, the Applicable Facility Fee Rate shall be deemed to be 0.2500% per annum in respect of the A Commitment and 0.2000% per annum in respect of the B Commitment for each day during an Effective Period as of which the deliveries required to calculate the Applicable Facility Fee Rate shall not have been made.

               "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance or a Fixed Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance or a LIBOR Advance.

               "Asset Purchase Agreement" means any agreement between the Borrower or any of its Subsidiaries and any Person relating to the purchase by the Borrower or any of its Subsidiaries of the assets of any Facility or Related Business.

               "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Bank and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.08 and in substantially the form of Exhibit F.

               "B Advance" means an advance made in respect of the B Commitment pursuant to Section 2.01(b) or 2.02.

               "B Borrowing" means a borrowing in respect of the B Commitment pursuant to Section 2.01(b) or 2.02.

               "B Commitment" means, as to any Bank, the amount of commitment to make Committed Rate B Advances set forth opposite such Bank's name on the signature pages hereof or, if such Bank has entered into one or more Assignments and Acceptances, the amount thereof set forth for such Bank in the Register maintained by the Agent pursuant to Section 9.08(c), as such amount may be reduced from time to time pursuant to
          Section 2.04.

               "B Commitment Percentage" means, as to any Bank, the percentage equal to such Bank's B Commitment divided by the aggregate B Commitments of all Banks.

               "B Revolver Termination Date" means July 18, 1997, or the earlier date of termination in whole of the Commitments pursuant to Section
          2.04 or 7.01.

               "Banks" means the banks listed on the signature pages hereof and, after the date hereof, includes each Eligible Assignee that has entered into an Assignment and Acceptance which has been accepted by the Agent.

               "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                    (a) the rate of interest announced publicly by Citibank in
               New York, New York, from time to time, as Citibank's base rate;
               or

                    (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; or

                    (c) the Federal Funds Rate plus 1/2 of one percent.

               "Base Rate Advance" means a Committed Rate Advance which bears interest as provided in Section 2.06(a)(i).

               "Bid Due Date" has the meaning set forth in Section 2.02(c).

               "Borrowing" means an A Borrowing or a B Borrowing that is a Committed Rate Borrowing or a Competitive Bid Borrowing.

               "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBOR Advances, on which dealings in dollar deposits are carried on in the London interbank market.

               "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures paid or accrued by such Person during such period that, in accordance with generally accepted accounting principles, should be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of such Person.

               "Capital Investments" means (without duplication), with respect to any Person for any period, the aggregate of all investments by such Person in (i) Capital Expenditures, (ii) joint ventures, general or limited partnerships, limited liability companies or any other type of Person that is not a Subsidiary, including loans and advances to such Person (including loans and advances to any physician group or other third party related to a Facility or Related Business, or any third party with whom such Person has entered into a Service Agreement),
          (iii) capital investments in, and loans and advances to, a Subsidiary which becomes a Subsidiary as a result of such investment, (iv) the purchase of the homes of employees of such Person in connection with the relocation of such employees, and (v) Existing Clinic Acquisitions.

               "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with generally accepted accounting principles, be required to be accounted for as a capital lease on the balance sheet of such Person.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), and any regulations promulgated thereunder.

               "Change of Control" means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

               "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any Pledgor in or upon which a Lien is granted or purported to be granted pursuant to any Collateral Document or otherwise.

               "Collateral Documents" means the Pledge Agreement, as amended, supplemented or otherwise modified from time to time, and any other agreement or instrument delivered to the Agent from time to time pursuant thereto, in each case as amended, supplemented or otherwise modified from time to time.

               "Commitment" means, as to any Bank, its A Commitment or its B Commitment.

               "Commitment Percentage" means, as to any Bank, its A Commitment Percentage or its B Commitment Percentage, as the case may be.

               "Committed Rate A Advance" means an A Advance pursuant to Section 2.01(a).

               "Committed Rate A Borrowing" means an A Borrowing pursuant to
          Section 2.01(a).

               "Committed Rate Advance" means a Committed Rate A Advance or a Committed Rate B Advance.

               "Committed Rate A Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Committed Rate A Advances made by such Bank, and "Committed Rate A Notes" means such promissory notes collectively.

               "Committed Rate B Advance" means a B Advance pursuant to Section 2.01(b).

               "Committed Rate B Borrowing" means a B Borrowing pursuant to
          Section 2.01(b).

               "Committed Rate B Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A-2, including the aggregate indebtedness of the Borrower to such Bank resulting from the Committed Rate B Advances made by such Bank, and "Committed Rate B Notes" means such promissory notes collectively.

               "Committed Rate Borrowing" means a Committed Rate A Borrowing or a Committed Rate B Borrowing.

               "Committed Rate Note" means a Committed Rate A Note or a Committed Rate B Note, and "Committed Rate Notes" means such promissory notes collectively.

               "Common Stock" means Securities having ordinary voting power for the election of directors that are not entitled to any preference as to dividends or other distributions or on liquidation.

               "Competitive Bid" has the meaning set forth in Section 2.02(c).

               "Competitive Bid A Advance" means an A Advance made pursuant to
          Section 2.02

               "Competitive Bid A Reduction" has the meaning set forth in
          Section 2.01(a).

               "Competitive Bid Advance" means a Competitive Bid A Advance or a Competitive Bid B Advance.

               "Competitive Bid B Advance" means a B Advance made pursuant to
          Section 2.02.

               "Competitive Bid B Reduction" has the meaning set forth in
          Section 2.01(b).

               "Competitive Bid Borrowing" means an A Borrowing or a B Borrowing pursuant to Section 2.02.

               "Competitive Bid Note" means a promissory note of the Borrower payable to the order of a Designated Bidder, in substantially the form of Exhibit A-3, evidencing the indebtedness of the Borrower to such Designated Bidder resulting from Competitive Bid Advances made by such Designated Bidder, and "Competitive Bid Notes" means such promissory notes collectively.

               "Competitive Bid Request" has the meaning set forth in Section 2.02(b).

               "Consolidated" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Borrower's December 31, 1995 Consolidated financial statements delivered to the Banks in accordance with Section 6.04(c).

               "Contingent Obligation" of any Person means, without duplication,
          (i) any direct or indirect liability, contingent or otherwise, of such Person with respect to any obligation of the type specified in clause
          (ii) or (iii) below, or other obligation of another Person, including, without limitation, any obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made, discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable (including, without limitation, liable through any agreement to purchase, repurchase or otherwise acquire such obligation or provide or purchase any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintaining any financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease (regardless of the non-delivery or non-furnishing thereof), in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof), (ii) obligations of such Person with respect to undrawn letters of credit or unpaid bankers' acceptances, bankers' assurances or guarantees or similar items, and
          (iii) obligations of such Person with respect to any interest rate protection, hedge, cap, collar or similar agreement or any foreign exchange or forward sale agreement, or any similar agreement.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.07 or 2.08.

               "Current Liabilities" of any Person means, as of any date of determination, (i) all Debt (excluding any Debt under Operating Leases) which by its terms is payable on demand or matures within one year from the date of creation (excluding any Debt renewable or extendible, at the exclusive option of the debtor, to a date more than one year from such date or arising under a revolving credit or similar agreement that unconditionally obligates the lender or lenders to extend credit in respect thereof during a period of more than one year from such date), and (ii) all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles should be included as current liabilities of such Person, in each case, including all amounts required to be paid or prepaid with respect to any Debt of such Person within one year from the date of determination.

               "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (but excluding, in the case of the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of a Related Business, any contingent obligation to make payments (other than deferred purchase price payments) after the closing of such acquisition), (ii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Securities of such Person or any warrants, rights or options to acquire such Securities, now or hereafter outstanding, (iii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (v) all obligations of such Person under Capital Leases, (vi) the amount of all Contingent Obligations (other than guarantees of medical group real property leases at Facilities to the extent the amount thereof incurred in any twelve - month period does not exceed $5 million in the aggregate, (vii) all Debt referred to in clause (i), (ii), (iii),
          (iv), (v) or (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (viii) all mandatorily redeemable preferred stock, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such mandatorily redeemable preferred stock, and (ix) if an ERISA Event shall have occurred with respect to any Plan, the Insufficiency (if any) of such Plan (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred, the liability related thereto).

               "Debt/EBITDA Ratio" of any Person means, at any date of determination, the ratio that (a) such Person's total Debt outstanding at such date of determination (including, without limitation, all Subordinated Debt other than, in the case of the Borrower and its Subsidiaries, the Excluded Convertible Acquisition Debt), less the amount, if any, by which such Person's unrestricted cash and cash equivalents exceeds $15,000,000 at such date of determination bears to
          (b) such Person's EBITDA.

               "Debt/Total Capitalization Ratio" of any Person means, at any date of determination, the ratio that such Person's Funded Debt at such date of determination bears to such Person's Total
          Capitalization.

               "Deferred Acquisition Consideration" means, in the case of the acquisition of any Facility (or the assets thereof) or any Related Business, all deferred cash and non-cash consideration to be paid by the Borrower or any of its Subsidiaries after the closing of such acquisition; provided that Deferred Acquisition Consideration shall not include any contingent payments that may be made by the Borrower or any of its Subsidiaries after such closing.

               "Designated Bidder" means each Bank (or its nominee so long as the beneficial interest in the Competitive Bid Advances held by such nominee is retained by such Bank) unless such Bank has elected, by notice in writing to the Agent, the other Banks and the Borrower, not to be a potential bidder in respect of Competitive Bid Advances. Any such election may be terminated, at any time, by notice in writing to the Agent, the other Banks and the Borrower.

               "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or on the signature page of the Assignment and Acceptance pursuant to which it became a Bank, or such other office or Affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

               "EBITDA" means, with respect to any Person for any fiscal period, the sum (without duplication) of (i) Net Income (whether positive or negative), plus (ii) Interest Expense, plus (iii) income tax expense, plus (iv) depreciation expense, plus (v) amortization expense, plus
          (vi) extraordinary losses (determined in accordance with GAAP), minus
          (vi) extraordinary gains (determined in accordance with GAAP).

               "EBITDAL" means, with respect to any Person for any fiscal period, the sum (without duplication) of EBITDA plus Lease Expense.

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, having a combined capital and surplus of at least $100,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided, that, such bank is acting through a branch, agency or Affiliate located in the United States or managed and controlled by a branch, agency or affiliate located in the United States; (iv) any Affiliate of any Bank if such Affiliate has Total Assets in excess of $100,000,000; (v) any insurance company organized under the laws of the United States or any state thereof, and having Total Assets in excess of $100,000,000 and any other commercial Financial entity having Total Assets in excess of $100,000,000; and (vi) any other Person mutually agreed to in writing by the Borrower and the Agent.

               "Environmental Activity" means any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, abatement, disposition, handling or transportation of any Hazardous Substance (i) from, under, into or on any Facility, or (ii) relating to any Facility, or the ownership, use, operation or occupancy thereof, or any threat of such activity.

               "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements relating to the environment, any Hazardous Substance or any Environmental Activity in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries is or from time to time may be doing business, or where any of the Facilities are from time to time located, including, without limitation, CERCLA and RCRA.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated pursuant thereto and the rulings issued thereunder.

               "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to

          Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to
          Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or on the signature page of the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

               "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance or LIBOR Advance comprising part of the same Borrowing, an interest rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be equal to the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rate per annum at which deposits in United States dollars are offered by the principal office of Citibank in London to prime banks in the London interbank market at 10:00 A.M. (New York City time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Advance comprising part of such Borrowing and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance or LIBOR Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from Citibank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

               "Eurodollar Rate Advance" means a Committed Rate Advance which bears interest as provided in Section 2.06(a)(ii).

               "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance or LIBOR Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

               "Event of Default" has the meaning specified in Section 7.01.

               "Excluded Convertible Acquisition Debt" means the subordinated convertible notes issued by the Borrower or any of its Subsidiaries as consideration for the acquisition of Facilities that, at any date of determination, are convertible into shares of the Borrower's common stock having a Market Value, as of such date, equal to 140% of the conversion price of such notes.

               "Existing Base Rate Advance" means a Base Rate Advance under, and as such term is defined in, the Existing Credit Agreement.

               "Existing Clinic Acquisition" means the acquisition of an additional Facility or single-specialty clinic, or the assets thereof, by a Subsidiary of the Borrower which already owns and operates one or more Facilities, or the addition of physicians to such Facilities, which acquisition or addition will supplement the operations of the existing Facilities.

               "Existing Competitive Bid Advances" means a Competitive Bid Advance under, and as such term is defined in, the Existing Credit Agreement.

               "Existing Eurodollar Rate Advance" means a Eurodollar Rate Advance under, and as such term is defined in, the Existing Credit Agreement.

               "Facility" means any multi-specialty medical clinic (including any satellite locations and all real, personal and mixed property relating to any such clinic) and related businesses certain of the assets of which are now owned or leased and operated or hereafter owned or leased and operated by the Borrower or any existing or future Subsidiary of the Borrower or, in the case of an acquisition, that such a Subsidiary intends to acquire.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Fifth Amendment and Restatement Closing Date" means the Business Day on which all the conditions set forth in Section 4.02 shall have been fulfilled.

               "Fifth Amendment and Restatement Loan Documents" means this Agreement, the Notes, the Acknowledgment and Consent, and the other documents delivered in connection with the Fifth Amendment and Restatement.

               "Fixed Charge Coverage Ratio" of any Person means, at any date of determination for any period, the ratio that such Person's EBITDAL for such period, minus (i) Consolidated cash income tax expense and minus
          (ii) Capital Expenditures other than Capital Expenditures which are funded by Advances or other Debt (to the extent such Debt is permitted under this Agreement) or by Net Cash Proceeds received from the issuance, sale or disposition of the Borrower's Securities (common, preferred or special), securities convertible into or exchangeable for Securities, and any rights, options, warrants and similar instruments, bears to such Person's Interest Expense for such period plus Lease Expense plus all scheduled Debt principal payments (including the principal component of payments in respect of Capital Leases and including payments of any deferred purchase price (to the extent such deferred purchase price is not financed by Advances or other Debt and to the extent such deferred purchase price does not consist of stock consideration) in connection with the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business and any contingent payments made in connection with such acquisition) for such period.

               "Fixed Rate" has the meaning set forth in Section 2.02(c).

               "Fixed Rate Advance" means a Competitive Bid Advance which bears interest as provided in Section 2.06(b).

               "Funded Debt" of any Person means Debt (including, without limitation, all Subordinated Debt other than, in the case of the Borrower and its Subsidiaries, the Excluded Convertible Acquisition
          Debt) which matures more than one year from the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of determination.

               "Guarantors" means the Subsidiaries listed on Schedule III hereto and each other Subsidiary that from time to time may enter into a Guaranty pursuant hereto; provided that Subsidiaries that are not directly owned by the Borrower and that are operated principally as management companies of independent practice associations shall not be Guarantors; provided further that Arnett Health Systems, Inc. and its Subsidiaries as of the date hereof (the "Arnett Subsidiaries") shall not be Guarantors so long as less than 3.0% of the EBITDA of the Borrower and its Subsidiaries (calculated on a rolling four quarter basis) is attributable to their interests in the Arnett Subsidiaries.

               "Guaranty" means a guaranty of payment in favor of the Agent, in substantially the form of Exhibit C, as amended, supplemented, restated or otherwise modified from time to time.

               "Hazardous Substance" means (i) any hazardous substance and toxic substance as such terms are presently deemed or used in ss. 101(14) of CERCLA (42 U.S.C. ss. 9601(14)), in 33 U.S.C. ss. 1251 et seq. (Clean
          Water Act), or 15 U.S.C. ss. 2601 et seq. (Toxic Substances Control
          Act), (ii) any additional substances or materials which are now or hereafter hazardous or toxic substances under any applicable laws, and
          (iii) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition or use of "hazardous substance" or "toxic substance" for purposes of CERCLA or any other applicable law.

               "Indemnitee" or "Indemnitees" has the meaning set forth in
          Section 9.06.

               "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "Intercompany Creditor" means PhyCor of Nashville, Inc., a Tennessee corporation and wholly owned Subsidiary of the Borrower.

               "Intercompany Debt" means any and all indebtedness from time to time owed (i) to the Borrower by any of its Subsidiaries, (ii) to the Intercompany Creditor by any other Subsidiary of the Borrower, or
          (iii) to any Subsidiary of the Borrower by the Borrower, including any investments by the Borrower in any of its Subsidiaries to the extent such investments are made in the form of loans or advances by the Borrower to such Subsidiary. All Intercompany Debt shall be payable on demand.

               "Intercompany Subordination Agreement" means an intercompany subordination agreement in substantially the form of Exhibit E among the Borrower and each of its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

               "Interest Coverage Ratio" of a Person means, at any date of determination for any period, the ratio that such Person's EBITDAL for such period bears to such Person's Interest Expense plus Lease Expense for such period. For purposes of Section 6.03(c), Interest Coverage Ratio shall be calculated on a rolling four quarter basis.

               "Interest Expense" of any Person means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases, but excluding, in the case of the Borrower and its Subsidiaries, any interest paid, accrued or scheduled to be paid or accrued in respect of the Excluded Convertible Acquisition Debt to the extent, and only to the extent, that such interest is offset by a corresponding increase in fees payable to the Borrower or its Subsidiary pursuant to the Service Agreement relating to such acquisition) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person, in each case determined in accordance with generally accepted accounting principles.

               "Interest Period" means, for each Eurodollar Rate Advance or LIBOR Advance, as the case may be, comprising part of the same Borrowing, the period commencing on the date of such Advance or, in the case of a Eurodollar Rate Advance, the date of the Conversion of any Advance into such Type of Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, in the case of a Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months in the case of a Eurodollar Rate Advance or a LIBOR Advance; provided, however, that:

               (i) the Borrower may not select any Interest Period which ends after the A Commitment Termination Date in the case of A Advances or the B Commitment Termination Date in the case of B Advances;

               (ii) Interest Periods commencing on the same date for Advances comprising part of the same Committed Rate Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a Eurodollar Rate Advance or LIBOR Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) the Borrower may not have more than eight Eurodollar Rate Borrowings outstanding on any given date.

               "Issue" means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have corresponding meanings.

               "Issuing Bank" means (i) Citibank, N.A. or any Affiliate of Citibank, N.A. that may from time to time Issue Letters of Credit for the account of the Borrower and (ii) any other Bank that agrees in writing to act as an Issuing Bank hereunder with the written consent of the Borrower, the Majority Banks and the Agent.

               "Lease" means any lease, rental contract, occupancy agreement, license or other arrangement pursuant to which any Person occupies or has the right to occupy all or any part of the Real Property.

               "Lease Expense" of any Person means all payments made by such Person under Operating Leases. For the purpose of calculating the Fixed Charge Coverage Ratio and Interest Coverage Ratio of the Borrower and its Subsidiaries, Lease Expense shall refer to all payments made by (i) PhyCor Vero Beach pursuant to that certain Lease entered into by and between PhyCor Vero Beach and Healthcare Realty Trust, and (ii) the Borrower or any of its Subsidiaries in connection with any other Lease entered into in the future by such Person which is not cancelable upon termination of the related Service Agreement or for which the payments thereunder are not fully reimbursable to the Borrower or such Subsidiary pursuant to the related Service Agreement.

               "Letter of Credit" means any standby letter of credit in form satisfactory to the Issuing Bank therefor, which is at any time Issued by such Issuing Bank pursuant to Article III, in each case as amended, supplemented or otherwise modified from time to time.

               "Letter of Credit Liability" means, as of any date of determination, all then existing liabilities of the Borrower to the Issuing Banks in respect of the Letters of Credit Issued for its account, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the Issuing Banks under such Letters of Credit.

               "LIBOR Advance" means a Competitive Bid Advance which bears interest as provided in Section 2.06(b).

               "LIBOR Margin" has the meaning set forth in Section 2.02(c).

               "Lien" means any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after-acquired property or rights), or any preferential arrangement with respect to property or rights (including after-acquired property or rights) which has the practical effect of constituting a security interest or lien.

               "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranties, the Subordination Agreements, the Intercompany Subordination Agreement and the other Fifth Amendment and Restatement Loan Documents, in each case as amended, supplemented, restated or otherwise modified from time to time.

               "Loan Party" means, individually, the Borrower, each Guarantor or each Pledgor; and "Loan Parties" means the Borrower, the Guarantors and the Pledgors collectively.

               "Majority Banks" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Committed Rate Advances owing to the Banks, or, if no such principal amount is then outstanding, having at least 66-2/3% of the Commitments.

               "Market Value" means, with respect to any publicly traded Security at any date of determination, the amount equal to the average closing price for such Security during the 15 trading days immediately preceding the date of determination. The closing price of a publicly traded security on each day shall be the closing price on such day as reported on any stock exchange, the National Market System of the National Association of Securities Dealers' Automated Quotation System, or an established securities quotation service, as the case may be.

               "Merger Agreement" means any agreement between the Borrower or any of its Subsidiaries and any Person relating to the purchase by and merger into the Borrower or any of its Subsidiaries of any Facility (or the assets thereof) or any Related Business.

               "Moody's" means Moody's Investors Service, Inc. or its successor.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
          Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERlSA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "NAMM" means North American Medical Management, Inc., a Tennessee corporation.

               "Net Cash Proceeds" means, as to any sale, lease or other disposition of any Facility (or the assets thereof) or any Related Business, or of the assets of the Borrower and its Subsidiaries, by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary of the Borrower, or the sale or issuance of any Securities, any securities convertible into or exchangeable for Securities, or any warrants, rights or options to acquire Securities of the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Subsidiary of the Borrower (other than such sale or issuance pursuant to the Borrower's employee stock purchase plans or employee and director stock option plans and other than the issuance of Securities as consideration for the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business to the extent such acquisition satisfies the applicable requirements of
          Section 6.02(f)(i) or (ii)), or the issuance of any Subordinated Debt, whether convertible into or exchangeable for Securities (other than in the case of the Borrower and its Subsidiaries, the subordinated convertible notes issued by the Borrower or any of its Subsidiaries as consideration for the acquisition of Facilities (or the assets thereof), Existing Clinic Acquisitions or the acquisition of Related Businesses), an amount equal to (i) the cash and other consideration paid by such Person (but not including (i) any Debt of the Borrower or its Subsidiaries assumed by such Person in connection with such sale, lease or other disposition or (ii) any Debt of the Borrower or its Subsidiaries owed to such Person which is offset against the Total Consideration of such Facility or Related Business), minus (ii) the sum of (A) in the case of a Facility, the unpaid principal balance on the date of such sale or other disposition of any Debt secured by a Lien on such Facility that may be accelerated as a result of such sale or secured by Liens not prohibited by the terms of this Agreement and affecting only such Facility, in each case which is required to be repaid, and is actually repaid, by the Borrower or any of its existing or future Subsidiaries on the date of such sale or other disposition, (B) any tax paid or payable by the Borrower or any of its existing or future Subsidiaries in connection with or as a consequence of such sale or other disposition (excluding any such tax for which the Borrower or any of its existing or future Subsidiaries seller is reimbursed by such Person to the extent not otherwise included in the determination of Net Cash Proceeds), (C) the amount of any reserve (other than in respect of inventory) required to be retained in connection with such sale or other disposition under generally accepted accounting principles (excluding any reserve in respect of any amounts not payable within 180 days), provided, however, that the unused amount of such reserve at the termination of such reserve in accordance with generally accepted accounting principles shall be deemed Net Cash Proceeds in the amount of such unused amount, and (D) reasonable out-of-pocket costs of such sale or other disposition incurred by the Borrower or any of its existing or future Subsidiaries to third parties directly in connection therewith, including, without limitation, sales commissions, escrow fees, legal fees, tide insurance premiums and similar expenses.

               "Net Income" of any Person, for any period, means the net income of such Person for such period, determined in accordance with generally accepted accounting principles, excluding:

               (i) the proceeds of any life insurance policy;

               (ii) any earnings (or losses), prior to the date of acquisition, of any other Person acquired in any manner;

               (iii) in the case of a successor to such Person by consolidation or merger or a transferee of its assets, any earnings (or losses) of the successor or transferee corporation prior to the consolidation, merger or transfer of assets; and

               (iv) any deferred credit (or debit) (or amortization of a deferred credit) arising from the acquisition of any Person.

               "Net Worth" of any Person, as of any date of determination, means the excess of such Person's Total Assets over Total Liabilities.

               "Note" means a Committed Rate Note or a Competitive Bid Note, and "Notes" means such promissory notes collectively.

               "Notice of Borrowing" means a written notice, in substantially the form of Exhibit B-1 hereto, delivered in accordance with, and within the periods specified in, Section 2.01(c) hereof.

               "OECD" means the Organization for Economic Cooperation and Development or any successor.

               "Operating Lease" means any lease of real, personal or mixed property which is not a Capital Lease.

               "Other Taxes" has the meaning set forth in Section 2.13(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

               "Permitted Investments" of any Person means investments by such Person in (i) obligations of the United States government due within 360 days, (ii) certificates of deposit, due within 360 days, of a United States domiciled commercial bank having capital funds of at least $100,000,000 and whose long term certificates of deposit are rated at least A- (or the then equivalent grade) by Standard & Poor's or A3 (or the then equivalent grade) by Moody's, (iii) commercial paper rated P-1 (or the then equivalent grade) by Moody's or A-I (or the then equivalent grade) by Standard & Poor's, and maturing not more than 270 days from the date of creation thereof, (iv) debt of any state of the United States or political subdivision thereof that is rated A-(or the then equivalent grade) or better by Moody's or Standard & Poor's and maturing in less than 360 days, (v) funds or similar vehicles which invest exclusively in the obligations described in clauses (iii) and (iv) above, (vi) secured repurchase agreements relating to an investment of the types described in clauses (i), (ii),
          (iii) and (iv) above, provided that for any such repurchase agreement
          (a) the counterparty thereto is a government securities dealer designated by the Federal Reserve Bank of New York as a "reporting dealer" and whose financial statements indicate that it has capital of at least $50,000,000, (b) the Permitted Investments which are the subject of such repurchase agreement shall be at all times during the term of the repurchase agreement in the possession of the Borrower or the Subsidiary party thereto (or one or more of their agents or bailees) or the interest of the Borrower or such Subsidiary therein shall be appropriately recorded in accordance with United States federal regulations regarding book-entry Treasury securities, (c) the fair market value, including accrued interest, of the Permitted Investments subject to such repurchase agreement and of any additional collateral securing the obligation of the other party under such repurchase agreement in which the

          Borrower or the Subsidiary party thereto has a perfected security interest shall not at any time be less than 105% (or, in the case of overnight repurchase agreements, 102%) of the obligation of the counterparty to the repurchase agreement and (d) the term of such repurchase agreement shall not exceed 30 days, and (vii) other cash equivalents of a quality substantially similar to that of the investments described in clauses (i), (ii), (iii), (iv), (v) and (vi) above, provided that the aggregate amount invested in all such other cash equivalents shall not exceed $15,000,000 at any time outstanding.

               "Permitted Lien" means:

               (i) Any Liens (other than Liens securing Debt, taxes, assessments or governmental charges or levies, obligations under ERISA or the Environmental Laws, or other obligations) affecting any of the Real Property which do not materially adversely affect the use of such Real Property;

               (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established;

               (iii) Liens imposed by law, such as materialman's, mechanic's, carrier's, workman's, and repairman's Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings and for which adequate reserves have been established;

               (iv) pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts entered into in the ordinary course of business or of public or nondelinquent statutory obligations, bids, or appeal bonds;

               (v) Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries (other than the Intercompany Creditor) to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that such Lien is established within thirty days of the acquisition of said property or expenditure of said construction costs, and provided, further, that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the incurrence of any Debt secured by the Liens permitted by this clause (v) shall not exceed the amount then allowed under any of the covenants set forth in Section 6.03;

               (vi) zoning restrictions, easements, licenses, landlord's liens or restrictions on the use of real property owned or leased by the Borrower or any of its Subsidiaries, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

               (vii) Liens on the property or assets of any Subsidiary in favor of the Borrower or a Subsidiary, provided, that, the holder and grantor of such Lien have each entered into the Intercompany Subordination Agreement and are parties to the Collateral Documents, and provided that, any Debt that is secured by such Lien is evidenced by an instrument that has been pledged pursuant to the Pledge Agreement or other Collateral Document;

               (viii) Liens listed on Schedule VI;

               (ix) Liens on the property or assets of the Borrower and its Subsidiaries securing the Borrower's obligations under any interest rate protection, hedge, cap, collar, swap or similar agreement entered into by the Borrower with any of the Banks or their respective Affiliates from time to time, to the extent such Liens are pari passu with or junior to the Liens securing the obligations of the Loan Parties under the Loan Documents; and

               (x) Liens not described in subclauses (i) through (ix) above that relate to liabilities which are not in excess of $5,000,000 in the aggregate.

               "Person" means a individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Pledge Agreement" means a Pledge Agreement made by the Pledgor in substantially the form of Exhibit D, as amended, supplemented, restated or otherwise modified from time to time.

               "Pledged Securities" means all of the outstanding Securities of the Borrower's existing or future Subsidiaries that may from time to time be pledged pursuant to the Pledge Agreement or a Collateral Document; provided that the pledge of the voting interest represented by the Securities of any Subsidiaries of the Borrower that are limited liability companies shall be limited to 75% of such voting interest for as long as the pledge of the balance of such voting interest shall subject such company to material risk of being treated as an association taxable as a corporation for federal income tax purposes.

               "Pledgor" means the Borrower and any Guarantor that in the future grants or purports to grant a Lien to the Agent for the benefit of the Banks pursuant to the Pledge Agreement or other Collateral Document covering Securities of a Person or Intercompany Debt.

               "Process Agent" has the meaning set forth in Section 9.13(a).

               "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), and any regulations promulgated thereunder.

               "Real Property" means the real property of the Borrower and its Subsidiaries located in the United States described in Schedule II hereto, consisting of real property or any interest in real property, including a leasehold interest or an option to purchase, and all buildings, structures and improvements now or hereafter located on all or any portion of said real property, provided, that, notwithstanding the foregoing, only leasehold interests of the Borrower and its Subsidiaries which relate to the main clinic of any Facility or for which the Borrower or any of its Subsidiaries incurs Lease Expense equal to or in excess of $100,000 per year shall be described in
          Schedule II.

               "Register" has the meaning specified in Section 9.08(c).

               "Related Business" means (i) a business that principally operates
          (A) one or more independent practice associations (each an "IPA") providing general organizational structure and management to physician networks and related management companies providing information and operating systems, actuarial and financial analysis, medical management and provider contract services to the IPAs or (B) one or more management service organizations (each a "MSO") providing IPAs with practice management services, including billing, staffing and financial management services, or (ii) a business (other than a single-specialty clinic, or the assets thereof) related to the operation of a Facility, IPA or MSO, the acquisition or operation of which would not result in a material change in the nature of the Borrower's business as of the date hereof. A Related Business shall also include all real, personal and mixed property relating thereto.

               "Restricted Payment" of any Person, means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Securities of such Person, or any purchase, redemption or other acquisition for value of any shares of any class of Securities of such Person, or any warrants, rights or options to acquire any such Securities, now or hereafter outstanding; provided, however, that (i) any dividend payment or other distribution payable in common stock of such Person and (ii) any purchase, redemption or other acquisition of shares of such Person's Securities or warrants, rights or options to acquire any such Securities with the proceeds received from the substantially concurrent issue of new shares of such Person's Securities shall not be considered a Restricted Payment.

               "Securities" means shares of capital stock of a corporation (or similar property right in the case of partnerships, limited liability companies and trusts).

               "Senior Debt" means all Debt outstanding pursuant to this Agreement and any other Debt of the Borrower and its Subsidiaries not expressly subordinated on terms satisfactory to the Majority Banks to the Debt outstanding under this Agreement.

               "Service Agreement" means any of (i) the Service Agreements listed on Schedule IV and (ii) any similar agreement entered into by the Borrower or any existing or future Subsidiary of the Borrower after the Fifth Amendment and Restatement Closing Date, in each case as any of such agreements may from time to time be amended, restated, supplemented or otherwise modified.

               "Single-Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "Solvency Certificate" means a duly executed certificate for each Loan Party in substantially the form of Exhibit G.

               "Solvent" means, with respect to any Person, that as of any date of determination, (i) the then fair saleable value of the assets of such Person is (a) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

               "Standard & Poor's" means Standard & Poor's Corporation or its successor.

               "Stock Purchase Agreement" means any agreement between the Borrower or any of its Subsidiaries and any Person that operates a Facility or a Related Business relating to the purchase by the Borrower or any of its Subsidiaries of all of the Securities of such Person.

               "Subordinated Debt" means any Debt of the Borrower that is subordinated to the Debt of the Borrower under this Agreement and the Notes on, and that otherwise contains, terms and conditions satisfactory to the Majority Banks.

               "Subordination Agreement" means a duly executed subordination agreement in substantially the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, trust or other Person of which more than 50% of the outstanding Securities having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships, limited liability companies and trusts) (irrespective of whether or not at the time Securities of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

               "Tangible Net Assets" of any Person, as at any date of determination, means (without duplication) such Person's cash, net Accounts, inventory, equipment, fixtures, real property and the refundable portion of any prepaid expense which, in accordance with generally accepted accounting principles, are treated as tangible assets of such Person, in each case (to the extent applicable), less the sum of (i) Current Liabilities, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of Securities or Debt, and (iii) any write-up in the book value of such asset resulting from a revaluation (but not a valuation of an asset in connection with an acquisition subject to purchase accounting treatment under generally accepted accounting principles; provided that such valuation is accomplished in accordance with such principles).

               "Taxes" has the meaning set forth in Section 2.13(a).

               "Total Assets" of any Person, as of the date of determination, means all property, whether real, personal, tangible, intangible or otherwise, which, in accordance with generally accepted accounting principles, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

               "Total Capitalization" of any Person, as of the date of determination, means the sum of such Person's Funded Debt plus Net Worth.

               "Total Consideration" means, with respect to the acquisition of any Facility (or the assets thereof) or Related Business, whether or not such acquisition is accomplished by Securities purchase or asset purchase or by merger, the sum of (i) all cash and non-cash consideration (including, without limitation, assumed liabilities and equity consideration) paid by the Borrower or any of its Subsidiaries at the closing of such transaction, and (ii) all Deferred Acquisition Consideration; provided that Total Consideration shall not include any contingent payments that may be made by the Borrower or any of its Subsidiaries after such closing.

               "Total Liabilities" of any Person, as of the date of determination, means all obligations, including, without limitation, all Debt of such Person, which, in accordance with generally accepted accounting principles, should be included in determining total liabilities as shown on the liabilities portion of a balance sheet of such Person, including all Subordinated Debt other than, in the case of the Borrower and its Subsidiaries, the Excluded Convertible Acquisition Debt.

               "UCP" has the meaning set forth in Section 3.08.

               "Unused A Commitment" means, with respect to any Bank at any time, (a) such Bank's A Commitment at such time (as such A Commitment may be reduced pursuant to Section 2.04 or on account of an Assignment and Acceptance entered into by such Bank) minus (b) the aggregate principal amount of all Committed Rate A Advances made by such Bank outstanding at such time.

               "Unused B Commitment" means, with respect to any Bank at any time, (a) such Bank's B Commitment at such time (as such B Commitment may be reduced pursuant to Section 2.04 or on account of an Assignment and Acceptance entered into by such Bank) minus (b) the aggregate principal amount of all Committed Rate B Advances made by such Bank outstanding at such time.

               "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, which section covers plans, funds and programs providing (among other things) medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, together with plans which provide workmen's compensation, unemployment compensation or disability insurance benefits.

               "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" or "commencing" means "from and including" and the word "to" or "until" means "to but excluding."

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those applied in the preparation of the Borrower's December 31, 1995 Consolidated financial statements delivered to the Banks in accordance with Section 6.04(c).

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Committed Rate Advances.

     (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Rate A Advances to the Borrower from time to time on any Business Day during the period from the Fifth Amendment and Restatement Closing Date until the A Revolver Termination Date, in an amount for each such A Advance not to exceed such Bank's Unused A Commitment on such Business Day; provided, however, that such Bank shall not be obligated to make such Committed Rate A Advance if, after giving effect to such Committed Rate A Advance and the other Committed Rate A Advances to be made by the other Banks as part of the same A Borrowing, the then outstanding aggregate principal amount of all Committed Rate A Advances plus the then existing Letter of Credit Liability shall exceed the aggregate A Commitments of the Banks less the then outstanding aggregate principal amount of all Competitive Bid A Advances; provided further that, for the purposes of this Section 2.01(a), such Bank's Unused A Commitment shall be deemed to be reduced on such Business Day by an amount equal to the product of (i) the then outstanding principal amount of all Competitive Bid A Advances and (ii) such Bank's A Commitment Percentage (the "Competitive Bid A Reduction"). Each Committed Rate A Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Advances made on the same day by the Banks ratably according to their respective A Commitments. Within the limits of each Bank's Unused A Commitment (as deemed reduced by the Competitive Bid A Reduction) in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to
Section 2.09 and reborrow under this Section 2.01(a).

     (b) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Rate B Advances to the Borrower from time to time on any Business Day during the period from the Fifth Amendment and Restatement Closing Date until the B Revolver Termination Date, in an amount for each such B Advance not to exceed such Bank's Unused

B Commitment on such Business Day; provided, however, that such Bank shall not be obligated to make such Committed Rate B Advance if, after giving effect to such Committed Rate B Advance and the other Committed Rate B Advances to be made by the other Banks as part of the same B Borrowing, the then outstanding aggregate principal amount of all Committed Rate B Advances shall exceed the aggregate B Commitments of the Banks less the then outstanding aggregate principal amount of all Competitive Bid B Advances; provided further that, for the purposes of this Section 2.01(b), such Bank's Unused B Commitment shall be deemed to be reduced on such Business Day by an amount equal to the product of
(i) the then outstanding principal amount of all Competitive Bid B Advances and
(ii) such Bank's B Commitment Percentage (the "Competitive Bid B Reduction"). Each Committed Rate B Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Advances made on the same day by the Banks ratably according to their respective B Commitments. Within the limits of each Bank's Unused B Commitment (as deemed reduced by the Competitive Bid B Reduction) in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.09 and reborrow under this Section 2.01(b); provided that the Borrower may not borrow or reborrow under this Section 2.01(b) while there are any Unused A Commitments other than in respect of the then existing Letter of Credit Liability.

     (c) Each Committed Rate Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the second Business Day prior to the date of the proposed Borrowing, in the case of Eurodollar Rate Advances, and
(ii) on the date of the proposed Borrowing, in the case of Base Rate Advances, by the Borrower to the Agent, which shall give each Bank prompt notice thereof by telecopier, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein (i) whether the requested Borrowing shall consist of A Advances or B Advances, (ii) the requested date of such Borrowing, (iii) the requested Type of Advances comprising such Borrowing, (iv) the requested aggregate amount of such Borrowing, and (v) in the case of a Borrowing comprised of Eurodollar Rate Advances, the requested initial Interest Period for each such Advance. Each Bank shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Anything in this subsection (c) above to the contrary notwithstanding, (A) the Borrower may not select Eurodollar Rate Advances for any Committed Rate Borrowing if the obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.11 and (B) no more than eight Committed Rate Borrowings consisting of Eurodollar Rate Advances may be outstanding at any one tune.

     (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Committed Rate Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss (including loss of anticipated profits), cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Agent shall have received notice from a Bank prior to the date of any Committed Rate Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (c) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. To the extent that any Bank makes a payment of principal or interest to the Agent pursuant to this subsection (e), the Borrower shall not be obligated to make such payment.

     (f) The failure of any Bank to make the Advance to be made by it as part of any Committed Rate Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Committed Rate Borrowing.

     SECTION 2.02. The Competitive Bid Advances.

     (a) Each Designated Bidder severally agrees, on the terms and conditions hereinafter set forth, that the Borrower may avail itself of Competitive Bid Advances from time to time on any Business Day during the period from the Fifth Amendment and Restatement Closing Date until 30 days prior to the A Revolver Termination Date, in the case of Competitive Bid A Advances, or the B Revolver Termination Date, in the case of Competitive Bid B Advances, in the manner set forth in this Section 2.02; provided that (i) the aggregate principal amount of Competitive Bid A Advances made on any Business Day may not exceed the aggregate Unused A Commitments of the Banks on such Business Day less the then existing Letter of Credit Liability and the then outstanding principal amount of any other Competitive Bid A Advances, and (ii) the aggregate principal amount of Competitive Bid B Advances made on any Business Day may not exceed the aggregate Unused B Commitments of the Banks on such Business Day and the then outstanding principal amount of any other Competitive Bid B Advances; provided further that Competitive Bid B Advances may not be made while there are any Unused A Commitments other than in respect of the then existing Letter of Credit Liability.

     (b) The Borrower may request a Competitive Bid Borrowing by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a request, in substantially the form of Exhibit B-2 (a "Competitive Bid Request"), specifying therein (i) whether the requested Borrowing shall consist of A Advances or B Advances, (ii) whether Fixed Rate Advances or LIBOR Advances are being requested, (iii) the date (which shall be a Business Day) and aggregate amount of the proposed Competitive Bid Borrowing, (iv) the maturity date for repayment of the Competitive Bid Advances to be made as part of such Borrowing (which maturity date shall be a date occurring not less than 30 days after the date of such Borrowing, but not later than the A Revolver Termination Date in the case of Competitive Bid A Advances or the B Revolver Termination Data in the case of Competitive Bid B Advances), (v) the interest payment date or dates relating thereto, in the case of a request for Fixed Rate Advances, and the applicable Interest Period, in the case of a request for LIBOR Advances, and
(vi) any other terms to be applicable to such Borrowing, not later than 11:00 A.M. (New York City time) at least (A) one Business Day, in the case of a request for Fixed Rate Advances, or (B) four Business Days, in the case of a request for LIBOR Advances, prior to the date of the proposed Competitive Bid Borrowing. The Agent shall in turn promptly notify each Designated Bidder of each request for such Competitive Bid Borrowing received by it by sending such Designated Bidder a copy of the related Competitive Bid Request.

     (c) Each Designated Bidder may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Designated Bidder in its sole discretion. Any such offer (a "Competitive Bid") may be made by notifying the Agent (i) before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a request for Fixed Rate Advances, and (ii) before 10:00 A.M. (New York City time) on the third Business Day before the date of such proposed Competitive Bid Borrowing, in the case of a request for LIBOR Advances (the "Bid Due Date"), specifying the following:

          (A) the amount of each Competitive Bid Borrowing which such Designated Bidder would be willing to make as part of such proposed Competitive Bid Borrowing (which amount may, subject to the proviso to the first sentence of subsection (a) above, exceed a Bank's Commitment but may not exceed the principal amount of the Competitive Bid Advances of the Type and maturity requested by the Borrower);

          (B) in the case of a request for a LIBOR Advance, the margin above or below the applicable Eurodollar Rate (the "LIBOR Margin") offered for such Competitive Bid Advance, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/16 of one percent) to be added to or subtracted from the applicable Eurodollar Rate;

          (C) in the case of a request for a Fixed Rate Advance, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) (the "Fixed Rate") offered for such Competitive Bid Advance; and

          (D) the identity of the Designated Bidder submitting the Competitive Bid;

provided that if the Agent in its capacity as a Designated Bidder shall, in its sole discretion, elect to make any such Competitive Bid, it shall notify the Borrower of such Competitive Bid before 9:30 A.M. (New York City time) on the Bid Due Date. If any Designated Bidder shall elect not to make such a Competitive Bid, such Designated Bidder shall so notify the Agent, before 10:00 A.M. (New York City time) on the Bid Due Date, and such Designated Bidder shall not be obligated to, and shall not, make any Advance as part of such Competitive Bid Borrowing; provided that the failure by any Designated Bidder to give such notice shall not cause such Designated Bidder to be obligated to make any Advance as part of such proposed Competitive Bid Borrowing. Unless otherwise agreed by the Borrower and the Agent, no Competitive Bid shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the Competitive Bid Request and, in particular, no Competitive Bid may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Advances offered.

     (d) The Agent shall, as promptly as practicable after the Competitive Bid is submitted (but in any event not later than 10:15 A.M. (New York City time) on the Bid Due Date), notify the Borrower of the terms (A) of any Competitive Bid submitted that is in accordance with subsection (c) above and (B) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid may be submitted solely to correct a manifest error in such former Competitive Bid. The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bids have been received and (2) the respective principal amounts and the Fixed Rates and LIBOR Margins, as the case may be, so offered by each Designated Bidder (identifying the Designated Bidder that made each Competitive Bid).

     (e) The Borrower shall, in turn, before 11:00 A.M. (New York City time) (i) on the day of the proposed Competitive Bid Borrowing, in the case of requests for Fixed Rate Advances, or (ii) on the third Business Day prior to the date of the proposed Competitive Bid Advances, in the case of a request for LIBOR Advances, (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Majority Banks, may agree), either:

          (i) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

          (ii) accept one or more of the Competitive Bids, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance to be made by each Designated Bidder as part of such Competitive Bid Borrowing, and reject any remaining Competitive Bids by giving the Agent notice to that effect; provided that (A) the Borrower may only accept Competitive Bids in the order of the lowest to the highest Fixed Rates or LIBOR Margins, as the case may be, offered, (B) the Borrower may not accept Competitive Bids in excess of the amount requested pursuant to subsection (b) above, or the amount offered pursuant to subsection (c) above, for any maturity date or Interest Period, and (C) if two or more Designated Bidders make Competitive Bids at the same Fixed Rates or LIBOR Margins, as the case may be, for the same maturity date or Interest Period, the Borrower may only accept such Competitive Bids in proportion (as nearly as possible) to the amounts which such Designated Bidders offered at such rate for such maturity or Interest Period (in amounts of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof).

     (f) If the Borrower notifies the Agent that such Competitive Bid Borrowing is canceled pursuant to subsection (d)(i) above, the Agent shall give prompt notice thereof to the Designated Bidders, and such Competitive Bid Borrowing shall not be made.

     (g) If the Borrower accepts one or more of the Competitive Bids made by any Designated Bidder or Designated Bidders pursuant to subsection (d)(ii) above, the Agent shall in turn promptly notify (A) each Designated Bidder that has made a Competitive Bid as described in subsection (c) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any Competitive Bid or Bids made by such Designated Bidder pursuant to subsection
(c) above have been accepted by the Borrower, (B) each Designated Bidder that is to make an Advance as part of such Competitive Bid Borrowing, of the amount of each Advance to be made by such Bank as part of such Borrowing, and (C) each Designated Bidder that is to make an Advance as part of such Competitive Bid Borrowing, as to whether such Competitive Bid Borrowing conforms of the requirements of Section 2.02. Each Designated Bidder that is to make an Advance as part of such Competitive Bid Borrowing shall, before 11:30 A.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence (provided such Designated Bidder shall have received a Competitive Bid Note and a favorable notice from the Agent pursuant to clause (C) of the preceding sentence), make available to the Agent at its address referred to in Section 9.02, in same day funds, such Designated Bidder's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in
Article IV and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each Competitive Bid Borrowing, the Agent shall notify each Bank of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

     (h) Each Competitive Bid Borrowing shall be in an aggregate amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of such Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

     (i) Each acceptance by Borrower pursuant to subsection (g) above shall be irrevocable and binding on the Borrower. In the case of any acceptance of a Competitive Bid for LIBOR Advances, the Borrower shall indemnify each Designated Bidder against any loss (including loss of anticipated profits), cost or expense incurred by such Designated Bidder as a result of any failure to fulfill on or before the date specified pursuant to subsection (g) above for such Competitive Bid Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Designated Bidder to fund the LIBOR Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (j) The failure of any Designated Bidder to make the Advance to be made by it as part of any Competitive Bid Borrowing shall not relieve any other Designated Bidder of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Designated Bidder shall be responsible for the failure of any other Designated Bidder to make the Advance to be made by such other Designated Bidder on the date of any Competitive Bid Borrowing.

     (k) Within the limits and on the conditions set forth in this Section 2.02, the Borrower may from time to time borrow under this Section 2.02, repay pursuant to Section 2.05 and reborrow under this Section 2.02; provided that not more than ten Competitive Bid Borrowings may be outstanding at any time (for which purpose Competitive Bid Advances made on the same date, but having different maturities or representing Borrowings under different Commitments, shall be deemed to be separate Competitive Bid Borrowings).

     SECTION 2.03. Fees.

     (a) Facility Fees. The Borrower agrees to pay to the Agent, for the account of each of the Banks, the following:

          (i) a facility fee on the average daily A Commitment of such Bank from the Fifth Amendment and Restatement Closing Date until the A Revolver Termination Date at the Applicable A Facility Fee Rate from time to time in effect, payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1996, and on the A Revolver Termination Date; and

          (ii) a facility fee on the average daily B Commitment of such Bank from the Fifth Amendment and Restatement Closing Date until the B Revolver Termination Date at the Applicable B Facility Fee Rate from time to time in effect, payable quarterly in arrears on the last day of September and December 1996 and March and June 1997 and on the B Revolver Termination Date.

     (b) Agency, Auction and Arrangement Fees. The Borrower agrees to pay to the Agent, for its own account, the agency fees and the auction fees and to an Affiliate of the Agent, the arrangement fee, in such amounts and on such dates as are specified in the letter agreement dated July 22, 1996, between the Borrower and the Agent.

     SECTION 2.04. Optional Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, permanently to terminate in whole or reduce ratably in part the Unused A Commitments or the Unused B Commitments of the Banks; provided that (a) each partial reduction shall be in the aggregate amount of $3,000,000 or an integral $1,000,000 multiple in excess thereof, (b) each reduction shall be made ratably among the Banks in accordance with their Unused A Commitments or the Unused B Commitments, as the case may be, (c) no reduction may reduce the aggregate A Commitments of the Banks below the aggregate amount of the then outstanding Letter of Credit Liability and the then outstanding principal amount of the Competitive Bid A Advances, (d) no reduction may reduce the aggregate B Commitments of the Banks below the then outstanding principal amount of the Competitive Bid B Advances, and (e) no reduction may reduce the aggregate A Commitments of the Banks while any B Commitments are in effect.

     SECTION 2.05. Repayment.

     (a) The Borrower shall repay on the A Revolver Termination Date the aggregate principal amount of the Committed Rate A Advances of each Bank outstanding on the A Revolver Termination Date, together with accrued interest thereon.

     (b) The Borrower shall repay on the B Revolver Termination Date the aggregate principal amount of the Committed Rate B Advances of each Bank outstanding on the B Revolver Termination Date, together with accrued interest thereon.

     (c) The Borrower shall repay the aggregate principal amount of the Competitive Bid Advances of each Designated Bidder, together with accrued interest thereon, in such amounts and on such dates as specified pursuant to
Section 2.02(b).

     SECTION 2.06. Interest.

     (a) The Borrower shall pay interest on the unpaid principal amount of each Committed Rate Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full. Notwithstanding the foregoing, during the continuance of an Event of Default, the principal amount of each Base Rate Advance shall bear interest, to the fullest extent permitted by law, from the date on which such amount is due until such amount is paid in full, payable on demand, at a fluctuating rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of six months, on the day that occurs during such Interest Period three months from the first day of such Interest Period; provided, however, that in the event that the Applicable Eurodollar Rate Margin for any fiscal quarter of the Borrower has not yet been determined in accordance with the provisions of the definition of Applicable Eurodollar Rate Margin in
     Section 1.01 as of the time when interest on a Eurodollar Rate Advance becomes due, the Borrower shall pay such interest on the date when due based on the then existing Applicable Eurodollar Rate Margin and any necessary subsequent adjustments in the amount of interest payable hereunder (due to any subsequent change in the Applicable Eurodollar Rate Margin) shall be made on the first date on which any interest on any Committed Rate Advance is payable after the date of determination of the Applicable Eurodollar Rate Margin. Notwithstanding the foregoing, during the continuance of an Event of Default, the principal amount of each Eurodollar Rate Advance shall bear interest, to the fullest extent permitted by law, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Eurodollar Rate plus the Applicable Eurodollar Rate Margin until the end of the Interest Period applicable to such Eurodollar Rate Advance, at which time the rate per annum shall become 2% per annum above the Base Rate, in each case as in effect from time to time.

     (b) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Advance until such principal amount shall be paid in full, at the rate of interest for such Advance specified by the Designated Bidder making such Advance in its Competitive Bid with respect thereto delivered pursuant to Section 2.02(c), payable on the interest payment date or dates specified by the Borrower for such Advance in the related Competitive Bid Request delivered pursuant to Section 2.02(b) and on the maturity date of such Competitive Bid Advance. Notwithstanding the foregoing, during the continuance of an Event of Default, the principal amount of each Competitive Bid Advance shall bear interest, to the fullest extent permitted by law, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate equal to 2% per annum above the interest rate specified by the Designated Bidder that made such Advance in its Competitive Bid with respect thereto delivered pursuant to Section 2.02(c).

     SECTION 2.07. Interest Rate Determination and Protection.

     (a) The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate under Section 2.06(a)(i) or (ii).

     (b) If, with respect to any Eurodollar Rate Advance, the Majority Banks notify the Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advance for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon:

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Banks and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     SECTION 2.08 Voluntary and Automatic Conversion of Committed Rate Advances.

     (a) The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.11, Convert all Committed Rate Advances of one Type comprising the same Borrowing into Committed Rate Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

     (b) On the date on which the unpaid aggregate principal amount of Eurodollar Rate Advances comprising any Committed Rate Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, the Eurodollar Rate Advances comprising such Borrowing shall automatically Convert into Base Rate Advances, and on and after such date the Borrower may not convert such Base Rate Advances to Eurodollar Rate Advances until such time as the aggregate principal amount of Base Rate Advances equals or exceeds $3,000,000.

     SECTION 2.09. Prepayments.

     (a) Voluntary Prepayments. The Borrower may, upon at least (i) in the case of Eurodollar Rate Advances, two Business Days' and (ii) in the case of Base Rate Advances, the same Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Committed Rate Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the case of Eurodollar Rate Advances, any amounts payable under Section 9.04(b); provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $3,000,000 or any integral multiple of $1,000,000 in excess thereof and (ii) A Advances may not be prepaid unless all outstanding Committed Rate B Advances are first prepaid. The Borrower may not prepay any Competitive Bid Advances.

     (b) Asset Sales and Subordinated Debt Issuance Mandatory Prepayments. Upon
(i) the sale, lease or other disposition by the Borrower or any Subsidiary of the Borrower of assets of the Borrower and its Subsidiaries constituting more than 5% of the Consolidated Total Assets of the Borrower and its Subsidiaries at the time of sale, lease or other disposition or (ii) the issuance, if permitted in writing by the Majority Banks, by the Borrower or any of its Subsidiaries of any Subordinated Debt, whether or not convertible into or exchangeable for Securities (other than the subordinated convertible notes issued by the Borrower or any of its Subsidiaries as consideration for the acquisition of Facilities (or the assets thereof), any Existing Clinic Acquisitions or the acquisition of Related Businesses), then (x) the Net Cash Proceeds of such sale, lease or other disposition or issuance shall be delivered as soon as practicable to the Agent,
(y) any deferred cash proceeds of such sale, lease, or other disposition or issuance shall be delivered to the Agent as soon as practicable after their receipt (at which time the same shall become Net Cash Proceeds), and (z) any noncash proceeds of such sale, lease, or other disposition or issuance shall be delivered to the Agent as soon as practicable to be held as pledged Collateral for the Borrower's obligations under this Agreement and thereafter converted as soon as practicable into cash (at which time the same shall become Net Cash Proceeds), and any such Net Cash Proceeds shall be applied in accordance with
Section 2.09(d).

     (c) Stock Issuance Mandatory Prepayment. The sale or issuance by the Borrower or any of its Subsidiaries of any Securities, any securities convertible into or exchangeable for Securities, or any warrants, rights or options to acquire Securities to any Person other than the Borrower or any of its Subsidiaries other than such sale or issuance pursuant to the Borrower's employee stock purchase plans or employee and director stock option plans or similar plan available to physicians practicing at a Facility or Related Business and other than the issuance of Securities as consideration for, or the proceeds of which are within 180 days after receipt used for, or the issuance of subordinated convertible notes as consideration for, the acquisition of any Facility (or the assets thereof) or any Existing Clinic Acquisitions or the acquisition of any Related Businesses to the extent such acquisition satisfies all the requirements of Section 6.2(f)(i) or (ii), as the case may be), then (x) 50% of the Net Cash Proceeds of such sale or issuance shall be delivered as soon as practicable to the Agent, (y) 50% of any deferred cash proceeds of such sale or issuance shall be delivered to the Agent as soon as practicable after their receipt (at which time the same shall become Net Cash Proceeds), and (z) 50% of any noncash proceeds of such sale or issuance shall be delivered to the Agent as soon as practicable to be held as pledged Collateral for the Borrower's obligations under this Agreement and thereafter converted as soon as practicable into cash (at which time the same shall become Net Cash Proceeds), and any such Net Cash Proceeds shall be applied in accordance with Section 2.09(d).

     (d) Application of Prepayments. Mandatory prepayments pursuant to Section 2.09(b) or (c) shall be: first, applied to the payment of any amount then owing to the Agent or any Bank pursuant to Section 9.04(a); second, applied to the ratable payment of outstanding Committed Rate B Advances, together with accrued interest to the date of such payment on the principal amount repaid and any amounts payable pursuant to Section 9.04(b) in respect thereof; third, applied to the ratable payment of outstanding Committed Rate A Advances, together with accrued interest to the date of such payment on the principal amount repaid and any amounts payable pursuant to Section 9.04(b) in respect thereof; and fourth, delivered to the Agent to be held as pledged Collateral to be applied to the ratable payment when due of outstanding Competitive Bid Advances, together with accrued interest to the date of such payment on the principal amount repaid.

     SECTION 2.10. Increased Costs.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances or LIBOR Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBOR Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment, or offer or agreement, to lend hereunder and other commitments, or offers or agreements, of this type, then, upon notice by such Bank (with a copy of such notice to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment, or offer or agreement, to lend hereunder. Such notice as to such amounts submitted and delivered to the Borrower and the Agent by such Bank shall set forth in summary fashion the basis of such allocation and shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations or agreements hereunder to make Eurodollar Rate Advances or LIBOR Advances or to fund or maintain Eurodollar Rate Advances or LIBOR Advances hereunder: (a) in the case of Eurodollar Rate Advances, (i) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding, together with interest accrued thereon and any costs payable pursuant to Section 9.04(b), unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.08, and (b) in the case of LIBOR Advances, such Bank shall no longer be obligated to fund any LIBOR Advance it has agreed to fund thereafter.

     SECTION 2.12. Payments and Computations.

     (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due free and clear of any taxes, offset or other charge in United States dollars to the Agent at its address referred to in Section 9.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees (i) ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04) to the Banks for the account of their respective Applicable Lending Offices, in the case of Committed Rate Advances, and to the applicable Designated Bidder (for the account of its Applicable Lending Office), in the case of Competitive Bid Advances, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.08(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due hereunder or under the Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due.

     (c) All computations of interest (other than interest on Base Rate Advances) and of fees shall be made on the basis of a year of 360 days, and all computations of interest on Base Rate Advances shall be made on the basis of a year of 365 or 366 days (as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder in respect of Committed Rate Advances that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     (f) Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, all payments received by the Agent under the other Loan Documents, the application of which are not provided for in such Loan Documents, may be held as Collateral for, and/or then or at any time thereafter be applied in whole or in part by the Agent for the ratable benefit of the Banks (except in the case of Competitive Bid Advances), against all or part of the Advances or other obligations of the Borrower hereunder or under the other Loan Documents, in such order and manner as the Agent shall elect.

     SECTION 2.13. Taxes.

     (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

     (f) Prior to the date of the first Borrowing under this Agreement in the case of each Bank party hereto on the date hereof, on the date of the effectiveness of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, and within 30 days following the first day of each calendar year or if otherwise requested from time to time by the Borrower or the Agent, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with two counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor form(s), as the case may be, or another appropriate form) of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank under any Loan Document. Unless the Borrower and the Agent have received such forms or other documents satisfactory to them indicating that payments under any Loan Document are not subject to United States withholding tax, the Borrower or the Agent (if not withheld by the Borrower) shall withhold taxes from such payments at the applicable statutory rate, without any obligation to "grossup" or make such Bank or the Agent whole under Section 2.13(a); provided, however, that the Borrower shall have the obligation to make such Bank or the Agent whole and to "gross-up" under Section 2.13(a), if the failure to so deliver such forms or make such statements (other than the forms and statements required to be delivered on or made prior to the date of the initial Borrowing, on the date of the Assignment and Acceptance pursuant to which an Eligible Assignee became a
Bank) is the result of the occurrence of an event (including, without limitation, any change in treaty, law or regulation) which (alone or in conjunction with other events) renders such forms inapplicable, that would prevent such Bank or the Agent from making the statements contemplated by such forms or which removes or reduces an exemption (whether partial or complete) from withholding tax previously available to such Bank or the Agent. Each Bank (and the Agent, if applicable) will promptly notify the Borrower of the occurrence (when known to it) of an event contemplated by the foregoing proviso.

     SECTION 2.14. Sharing of Payments. Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Committed Rate Advances made by it (other than pursuant to Section 2.10, 2.13 or 9.04) in excess of its ratable share of payments on account of such Committed Rate Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in such Committed Rate Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.15. Evidence of Debt/Register.

     (a) The Debt of the Borrower resulting from the Committed Rate A Advances, Committed Rate B Advances and Competitive Bid Advances shall be evidenced by the Committed Rate A Notes, the Committed Rate B Notes and the Competitive Bid Notes, respectively, delivered to the Banks pursuant to Article IV, and the remaining principal amount thereof shall be recorded by the Banks, and, prior to any transfer, endorsed on the grids thereto in accordance with the terms of the Notes. The Agent shall also maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower under this Agreement and the amounts of principal and interest payable and paid to each Bank from time to time under this Agreement.

     (b) The Register maintained by the Agent pursuant to Section 9.08(c) shall include a control account, and a subsidiary account for each Bank, in which accounts (taken together) shall be recorded: (i) the date and amount of each Borrowing, the Commitment to which such Borrowing relates, the Type of Advance comprising such Borrowing and the Interest Period applicable thereto (if any) from time to time, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Bank's share thereof.

     SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be used by the Borrower for Capital Investments (to the extent permitted under this Agreement), acquisitions of Facilities and Related Businesses (to the extent permitted under this Agreement) and other general corporate purposes.

     SECTION 2.17. Outstanding Advances Under Existing Credit Agreement.

     (a) Conversion to Advances Hereunder; Termination of Commitment under Existing Credit Agreement. On the Fifth Amendment and Restatement Closing Date:
(i) all outstanding Existing Base Rate Advances shall automatically become Base Rate Advances under the A Commitment as if Borrowed on the Fifth Amendment and Restatement Closing Date and shall thereafter bear interest as provided herein and payable at such times and otherwise on such terms as are provided herein for Base Rate Advances under the A Commitment, (ii) there shall be no outstanding Existing Eurodollar Rate Advances or Existing Competitive Bid Advances, and
(iii) the Commitments, as such term is defined in the Existing Credit Agreement, shall be permanently terminated in full.

     (b) Adjustment Assignments and Payments Among Lenders. Notwithstanding the requirements set forth in Section 9.08 or any other provision to the contrary contained herein, on the Fifth Amendment and Restatement Closing Date, through the Agent, the Lenders shall enter into such assignments and make such payments (including any accrued interest or fees) in immediately available funds among themselves as shall be necessary for each Lender to have funded its ratable share, in accordance with its Commitment hereunder, of all Existing Base Rate Advances as if such Advances were borrowed on the Fifth Amendment and Restatement Closing Date hereunder and to participate, in accordance with its A Commitment hereunder, in all Letters of Credit outstanding on the Fifth Amendment and Restatement Closing Date.

                                   ARTICLE III
                         AMOUNT AND TERMS OF LETTERS OF
                        CREDIT AND PARTICIPATIONS THEREIN

     SECTION 3.01. Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Borrower, one or more Letters of Credit from time to time during the period from the Fifth Amendment and Restatement Closing Date until the date which occurs 30 days before the A Revolver Termination Date in an aggregate undrawn amount not to exceed at any time $20,000,000, each such Letter of Credit upon its Issuance to expire on or before the earlier of (x) the date which occurs one year from the date of its Issuance or (y) the A Revolver Termination Date; provided, however, that any letter of credit issued under the Existing Credit Agreement which continues to be undrawn in whole or in part on the Fifth Amendment and Restatement Closing Date shall be deemed to be a Letter of Credit Issued hereunder; provided, further, no Issuing Bank shall be obligated or permitted to Issue any Letter of Credit if:

          (i) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of the Letter of Credit Liability and all A Advances (including any A Advances required to be made but not funded) shall exceed the aggregate amount of the A Commitments of the Banks; or

          (ii) the Agent or the Majority Banks shall have notified such Issuing Bank and the Borrower, that no further Letters of Credit are to be Issued by such Issuing Bank due to failure to meet any of the applicable conditions set forth in Article IV, and such notice has not expired or been withdrawn by the Majority Banks.

Within the limits of the obligations of each Issuing Bank set forth above, the Borrower may request an Issuing Bank to Issue one or more Letters of Credit, reimburse such Issuing Bank for payments made thereunder pursuant to Section 3.03(a), and request any Issuing Bank to Issue one or more additional Letters of Credit under this Section 3.01.

     SECTION 3.02. Issuing the Letters of Credit. Each Letter of Credit shall be Issued on at least five Business Days' notice from the Borrower to the Issuing Bank specifying the date, amount, expiry, and beneficiary thereof, accompanied by such application and agreement for letter of credit and other documents as the Issuing Bank may specify to the Borrower, each in form and substance satisfactory to the Issuing Bank. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section
3.01 and Article IV, the Issuing Bank shall Issue such Letter of Credit in the form specified in such notice and such application and agreement for letter of credit and shall promptly notify the Agent thereof.

         SECTION 3.03.  Reimbursement Obligations.

     (a) Notwithstanding any provisions to the contrary in any application and agreement for letter of credit applicable to any Letter of Credit, the Borrower shall:

          (i) pay to the Issuing Bank an amount equal to, and in reimbursement for, each amount which such Issuing Bank pays under any Letter of Credit on or before the earlier of (A) the time specified therefor in the application and agreement for letter of credit applicable to such Letter of Credit or
     (B) the date which occurs one Business Day after payment of such amount by such Issuing Bank under such Letter of Credit; and

          (ii) pay to the Issuing Bank interest on any amount remaining unpaid under clause (i) above from the date on which such Issuing Bank pays such amount under any Letter of Credit until such amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, at a fluctuating rate per annum equal to the sum of the Base Rate in effect from time to time, provided that any such amount which is not reimbursed to such Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until such amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, at the Base Rate in effect from time to time plus 2-1/2% per annum.

     (b) All amounts to be reimbursed to the Issuing Bank in accordance with subsection (a) above may, subject to the limitations set forth in Section 2.01 (exclusive of the minimum borrowing limitations), be paid from the proceeds of Committed Rate A Advances. The Borrower hereby authorizes the Banks to make pursuant to Section 2.01 Committed Rate A Advances which are in the amounts of the reimbursement obligations of the Borrower set forth in subsection (a) above, and further authorizes the Agent (i) to give the Banks, pursuant to Section 2.01(c), a Notice of Borrowing with respect to the Borrowing comprised of such Advances (which shall be Base Rate Advances) and (ii) to distribute the proceeds of such Advances to the Issuing Bank to pay such amounts. The Borrower agrees that all such Advances so made shall be deemed to have been requested by it, and directs that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

     SECTION 3.04. Participations Purchased by the Banks.

     (a) On the date of Issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit and all Loan Documents securing, guaranteeing, supporting, or otherwise benefiting the payment of such Letter of Credit Liability. As to each Letter of Credit Issued or to be Issued by the Issuing Bank, the Agent will promptly


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

(after it receives notification from the Issuing Bank pursuant to Section 3.02) notify each Bank of such Letter of Credit and its date of Issue, amount, expiry, and reference number.

     (b) In the event that any reimbursement obligation under Section 3.03(a) is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such reimbursement obligation and each Bank shall immediately pay to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation with interest at the Federal Funds Rate for each day after such notification until such amount is paid to the Agent.

     (c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter of Credit, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

     (d) Upon the request of any Bank, the Agent shall furnish to such Bank copies of any Letter of Credit and any application and agreement for letter of credit and other documents related thereto as may be reasonably requested by such Bank.

     (e) The obligation of each Bank to make payments under Section 3.04(b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, any of the circumstances referred to in Section 3.06(b).

     (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Bank as a participant under
Section 3.04(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to the Borrower, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by such Issuing Bank in respect of the total amount so recovered.

     SECTION 3.05. Letter of Credit Fees.

     (a) The Borrower hereby agrees to pay nonrefundable letter of credit fees with respect to each Letter of Credit on the maximum amount available to be drawn under such Letter of Credit from time to time after giving effect to scheduled reductions thereof (the determination of such maximum amount to assume compliance with all conditions for drawing) from the date of Issuance of such Letter of Credit until the expiry date of such Letter of Credit, (i) to each Bank (in accordance with its A Commitment Percentage) at a rate equal to (A) the Applicable Eurodollar Rate Margin for A Advances from time to time in effect less (B) 1/8 of one percent per annum and (ii) to the Issuing Bank at a rate equal to 1/8 of one percent per annum, for the number of months or any fraction thereof that such Letter of Credit is outstanding, payable in advance on the date of Issuance of each Letter of Credit and on the last day of each March, June, September and December thereafter prior to the expiry date of such Letter of Credit for the number of months or fraction thereof until the earlier of (A) the expiry date of such Letter of Credit and (B) the date three months after such date.

     (b) The Borrower shall pay to the Issuing Bank, for its own account and on demand, sums equal to standard fees (other than its letter of credit fee), charges and expenses that such Issuing Bank may impose, pay or incur in connection with the Issuance, amendment, administration, transfer or cancellation of any or all Letters of Credit or in connection with any payment by such Issuing Bank thereunder.

     SECTION 3.06. Indemnification: Nature of the Issuing Bank's Duties.

     (a) The Borrower agrees to indemnify and save harmless the Agent, each Issuing Bank and each Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, such Issuing Bank or such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit.

     (b) The obligations of the Borrower hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit or Loan Document or any agreement or instrument relating thereto;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or any Issuing Bank, any Bank, or any other Person;

          (iii) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

          (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

          (vi) the release or non-perfection of any Collateral or the amendment, modification or termination of any Collateral Document;

          (vii) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

          (viii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

          (ix) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided, that, notwithstanding the foregoing, neither an Issuing Bank nor the Agent shall be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

     SECTION 3.07. Increased Costs.

     (a) Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by an Issuing Bank or (ii) impose on such Issuing Bank or any Bank any other condition regarding letters of credit or, in the case of such Bank, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Bank of Issuing or maintaining or, in the case of such Bank, having a participation in Letters of Credit, then, upon demand by such Issuing Bank or such Bank (with a copy to the Agent), the Borrower shall immediately pay to such Issuing Bank or such Bank from time to time as specified by such or such Bank (with a copy to the Agent) additional amounts which shall be to compensate such Issuing Bank or such Bank for such increased cost. Each certificate as to such increased cost, and amount thereof, incurred by any Issuing Bank or any Bank as a result of any event mentioned in clause (i) or
(ii) above, submitted by such Issuing Bank or such Bank to the Borrower and the Agent, shall set out in reasonable detail the calculation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

     (b) Capital. If any Issuing Bank or any Bank determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of any Issuing Bank or such Bank or any corporation controlling such Issuing Bank or such Bank as a consequence of, or with reference to, such Issuing Bank's commitment to issue, issuance of, or, with respect to such Bank's commitment, to participate in, any Letter of Credit hereunder below the rate that such Issuing Bank, such Bank or such other corporation could have achieved but for compliance (taking into account the policies of such Issuing Bank, such Bank or corporation with capital), then the Borrower, shall from time to time,


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

upon demand by such Issuing Bank or such Bank (with a copy of such demand to the Agent), immediately pay to such Issuing Bank or such Bank additional amounts sufficient to compensate such Issuing Bank or other corporation for such reduction. A certificate as to such amounts, to the Borrower and the Agent by such Issuing Bank or such Bank, shall be conclusive and binding for all purposes, absent manifest error. Each Issuing Bank and each Bank agree promptly to notify the Borrower and the Agent of any circumstances that would Borrower to pay additional amounts pursuant to this subsection (b), provided that the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

     (c) Survival of Obligations. Without prejudice to the survival of any other obligation of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.07 shall survive the payment in full of the A Advances (after the A Revolver Termination Date).

     SECTION 3.08. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this
Article III as if incorporated herein and shall apply to the Letters of Credit.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     SECTION 4.01. Conditions Precedent to Any Borrowing and Letter of Credit. The obligation of each Bank to make an Advance on the occasion of any Borrowing, and the obligation of each Issuing Bank to Issue any Letter of Credit, shall be subject to the conditions precedent that on the date of such Borrowing or Issuance (a) the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or Issuance, stating that such statements are true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower and each Loan Party (as to each Loan Document to which it is a party) that on the date of such Borrowing or such Issuance such statements are true):

          (i) the representations and warranties contained in Section 5.01 of this Agreement, in Section 6 of each Guaranty, in Section 4 of the Pledge Agreement, and in Section 11 of the Intercompany Subordination Agreement, are correct on and as of the date of such Borrowing or Issuance, before and after giving effect to such Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or such Issuance or from the application of the proceeds therefrom, which


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

     constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Competitive Bid A Note in the case of an A Borrowing or a Competitive Bid B Note in the case of a B Borrowing, duly executed by the Borrower, to the order of the appropriate Designated Bidder, shall have been received by the Agent, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

         SECTION 4.02 Conditions Precedent to Fifth Amendment and
Restatement. The effectiveness of the Fifth Amendment and Restatement is subject to the following conditions precedent:

          (i) The Agent shall have received payment, in immediately available funds, of all interest, fees and charges outstanding on the Fifth Amendment and Restatement Closing Date under the Existing Credit Agreement (after giving effect to Section 2.17).

          (ii) The Agent shall have received the following documents, each in form and substance satisfactory to the Agent and (except for the Committed Rate Notes) in sufficient copies for each Bank:

               (a) This Agreement, duly executed by the Borrower and the Banks.

               (b) The Committed Rate A Notes and the Committed Rate B Notes, each duly executed by the Borrower, to the order of the appropriate Banks.

               (c) The Acknowledgment and Consent, duly executed by each Guarantor.

               (d) The Pledge Agreement, duly executed by each Pledgor, and all documents or instruments evidencing any Collateral upon which a Lien is granted or purported to be granted to the Banks thereunder which has not been delivered to the Agent previously and, where appropriate, accompanied by undated stock powers or instruments of transfer executed in blank or executed endorsements in blank.

               (e) Certified copies of the (i) resolutions of the Board of Directors of each Loan Party approving each Fifth Amendment and Restatement Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Fifth Amendment and Restatement Loan Document, (ii) all documents evidencing other corporate action or governmental approvals, if any, necessary or, in the reasonable opinion of the Agent, advisable in connection with the execution, delivery and performance of each Fifth Amendment and Restatement Loan Document; (iii) the certificate of incorporation and by-laws of the Borrower and



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

          of each of its Subsidiaries, as amended through the Fifth Amendment and Restatement Closing Date or, with respect to any of the Borrower's Subsidiaries, a certification that such Subsidiary's articles of incorporation and bylaws delivered to the Agent in connection with the Fourth Amendment and Restatement are true and correct copies of the articles of incorporation and bylaws of such Subsidiary and that such articles of incorporation and bylaws have not been amended or otherwise modified since the date such copies were delivered to the Agent and (iv) good standing certificates with respect to the Borrower and each of its Subsidiaries from the Secretary of State (or similar official) of the state in which the Borrower or such Subsidiary is incorporated.

               (f) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Fifth Amendment and Restatement Loan Document to which it is a party and the other documents to be delivered hereunder.

               (g) A Solvency Certificate, duly executed by the treasurer or chief financial officer of each Loan Party.

               (h) A certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President, dated the Fifth Amendment and Restatement Closing Date, certifying as to the absence of any event occurring and continuing, or resulting from the Fifth Amendment and Restatement, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               (i) Favorable opinions of N. Carolyn Forehand, general counsel of the Borrower, and Waller Lansden Dortch & Davis, special counsel for the Borrower and the other Loan Parties, substantially in the forms of Exhibit J.

               (j) A favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Agent, satisfactory to the Agent.

               (k) Such other agreements, certificates, financing statements, consents and other documents that the Agent or any Bank may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary, and has all power, corporate or otherwise, to conduct its business and to own, or hold under lease, its assets, and to execute and deliver, and to perform all of its obligations under, each of the Loan Documents to which it is or will be a party.

          (b) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws, or (ii) any law, rule, regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award binding on or affecting such Loan Party or any of its properties, or (iii) any contractual restriction binding on or affecting such Loan Party or any of its properties, and do not result in or require the creation of any Lien (other than pursuant hereto) upon or with respect to any of its properties; and no Loan Party is in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party except for those which have been duly obtained or made and are in full force and effect.

          (d) This Agreement is, and each other Loan Document to which each Loan Party will be a party when executed and delivered hereunder will be, the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

          (e) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995 and the related Consolidated statements of operations, stockholders' equity and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the year ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995 there has been no material adverse change, in the business, prospects or condition (financial or otherwise) or in the results of operations of the Borrower and its Subsidiaries taken as a whole.


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

               (f) (i) Each Loan Party has good title to all of the presently existing Collateral covered by the Collateral Documents to which it is or will be a party, free and clear of all Liens, except for Liens created under the Collateral Documents and Permitted Liens.

                 (ii) Schedule II sets forth a complete and accurate description and list of the locations, by state and street address, and the Person which owns all Real Property or interest in Real Property of the Borrower and its Subsidiaries as of the date hereof.

                 (iii) Each Lease or other agreement relating to the Real Property described in Schedule II is a valid and subsisting Lease or other agreement and is in full force and effect in accordance with the terms thereof; and the Borrower or its Subsidiary is in possession of all such leaseholds and no material default by the Borrower or any of its Subsidiaries exists under any such Lease or other agreement and, to the best of the Borrower's knowledge, no lessor has any accrued right to terminate any such Lease or other agreement on account of a default by the Borrower or its Subsidiaries.

          (g) As of the date hereof, the Borrower has delivered to the Agent a true and complete copy of each Service Agreement and of each amendment or modification thereof. Each such Service Agreement is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof; and no material default by the Borrower or any of its Subsidiaries exists under any such Service Agreement and, to the best of the Borrower's knowledge, no party to any of the Service Agreements has any accrued right to terminate any such Service Agreement on account of a default by the Borrower or any of its Subsidiaries.

          (h) Other than as set forth on Schedule VII, no judgment, order, decree, injunction or other restraint affecting any Loan Party has been rendered or imposed by any court, governmental agency or arbitrator, and there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting any Loan Party before any court, governmental agency or arbitrator, which may materially adversely affect the business, prospects or condition (financial or otherwise) or operations of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

          (i) Set forth on Schedule III is a complete and accurate list of all of the Subsidiaries of the Borrower as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Securities outstanding on the date hereof, the direct owner of the outstanding shares of each such class owned, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation. There are no outstanding options, warrants, rights of conversion or purchase, and similar rights to acquire Securities of any of the Subsidiaries,


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

     except as set forth on Schedule III, and all of the outstanding Securities of all of the Subsidiaries has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of (i) all liens, security interests and other charges or encumbrances and (ii) any restrictions (other than laws, rules or regulations) on the ability to vote or alienate such Securities.

          (j) All information, exhibits and reports furnished in writing by or on behalf of the Borrower or any of its Subsidiaries and made available to the Agent or any Bank relating to the condition (financial or otherwise), operations, business or properties of the Borrower or such Subsidiary, are true, correct and complete and not misleading in all material respects.

          (k) With respect to all business plans and other forecasts and projections furnished by or on behalf of the Borrower or any of its Subsidiaries and made available to the Agent or any Bank relating to the financial condition, operations, business, properties or prospects of the Borrower or any of its Subsidiaries, to the best of the Borrower's knowledge: (i) all facts stated as such therein are true and complete in all material respects, (ii) all facts upon which the forecasts or projections therein contained are based are true and complete in all material respects, and (iii) all estimates and assumptions were made in good faith and believed to be reasonable at the time made.

          (l) Schedule V sets forth, as of the Fifth Amendment and Restatement Closing Date, all Debt of the Borrower and its Subsidiaries other than Debt representing miscellaneous liabilities not in excess of $5,000,000 in the aggregate.

          (m) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any strike, lockout, fire, explosion, earthquake, embargo, act of God or of the public enemy or other casualty which could have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

          (n) No ERISA Event has occurred with respect to any Plan or is reasonably expected to occur with respect to any Plan.

          (o) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of the Borrower or its Subsidiaries, copies of which have been or will be filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (p) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

          (q) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (r) The Borrower and its Subsidiaries on a Consolidated basis are, and each Loan Party individually is, and after receipt and application of the Advances in accordance with the terms of this Agreement and execution of each Loan Document to which it is or is to be a party will be, Solvent.

          (s) Neither the Borrower nor any Subsidiary of the Borrower is, or is required to be, registered under the Investment Company Act of 1940, as amended.

          (t) Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of all Environmental Laws. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any other Person, has engaged in any Environmental Activity, nor, to the knowledge of the Borrower, has any Environmental Activity otherwise occurred, in material violation of any provision of any applicable Environmental Laws.

          (u) Neither the Borrower nor any of its Subsidiaries has any liability, absolute or contingent, in connection with any Environmental Activity the satisfaction of which could have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

          (v) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) in violation of applicable law, including, without limitation, Regulation U issued by the Board of Governors of the Federal Reserve System.

          (w) The Intercompany Creditor (i) is not liable in respect of any Debt other than Intercompany Debt, (ii) has no other liabilities or obligations other than contingent obligations that are not material in amount in respect of operating leases entered into prior to May 1, 1993, and (iii) has not engaged in any operations, and has not received any notice of a claim or threatened claim in respect of any operations or the sale thereof, since May 1, 1993.


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

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

     SECTION 6.01. Affirmative Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

          (a) Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (i) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and (ii) reasonably satisfactory to the Agent, and naming the Agent as an additional insured or as loss payee as the respective interests appear.

          (c) Preservation of Corporate Existence, Etc. Except as is otherwise expressly permitted hereby, preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

          (d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws relating to the Real Property and the ownership, use, operation and occupancy thereof.

          (e) Visitation Rights. At any reasonable time and from time to time after notice, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and/or any of the Subsidiaries of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their officers or directors and with their independent certified public accountants.


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

          (f) Keeping of Books. Keep, and cause each Subsidiary of the Borrower to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles consistently applied.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary of the Borrower to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h) Compliance with Terms of All Leaseholds. Make all payments and otherwise perform, and cause each of its Subsidiaries to make all payments and otherwise perform, all of its material obligations in respect of all material Leases, and use its best efforts, and cause each of its Subsidiaries to use its best efforts, to keep, and to take all action to keep, such Leases in full force and effect and not allow any such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or canceled; provided, however, that any such Lease may lapse or be terminated or such renewal rights may be forfeited or canceled if in the reasonable business judgment of the Borrower or its Subsidiary, as the case may be, it is in its best economic interests to allow or cause such lapse, termination, forfeiture or cancellation.

          (i) Solvency. Continue, and cause each of its Subsidiaries to continue, to be Solvent.

          (j) Further Assurances.

               (A) If and to the extent requested by the Agent from time to time, execute and deliver such documents and take such other action, and cause each of its Subsidiaries to execute and deliver such documents and take such other action, as may be necessary or reasonably requested by the Agent, in order to assure and confirm that
          (i) all obligations under this Agreement (including reimbursement obligations in respect of outstanding Letters of Credit), the Notes or any of the other Loan Documents are at all times guaranteed on terms satisfactory to the Agent by Guaranties of each of its present and future Subsidiaries (other than Subsidiaries described in the proviso in the definition of "Guarantors" in Section 1.01) as requested by the Agent from time to time, and (ii) all obligations under this Agreement (including reimbursement obligations in respect of outstanding Letters of Credit), the Notes or any of the other Loan Documents are secured in a manner acceptable to the Agent and consistent with this Agreement and the Pledge Agreement.

               (B) Promptly upon the acquisition of the Securities of any Subsidiary by the Borrower or one of its Subsidiaries or, in the event the newly acquired



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

          Subsidiary owns no assets on the date of such acquisition, promptly upon the newly acquired Subsidiary acquiring assets, the Borrower will, and will cause each of its Subsidiaries to, pledge such Securities (or so much thereof as is contemplated by the definition of "Pledged Securities" in Section 1.01) of such newly acquired Subsidiary to the Agent pursuant to the Pledge Agreement, and will enter into, and will cause each of its Subsidiaries to enter into, the Guaranty, the Intercompany Subordination Agreement and/or such Collateral Documents, as the Agent may request.

               (C) Promptly upon the receipt of any instruments evidencing Debt owed to the Borrower or to any of its Subsidiaries by a third party, or, in the case of Intercompany Debt permitted under the terms of
          Section 6.02(p), promptly upon the creation of such Intercompany Debt, the Borrower will, and will cause each of its Subsidiaries, to pledge such instruments evidencing such newly acquired Debt or newly created Intercompany Debt, as the case may be, pursuant to the Pledge Agreement, and will deliver, and will cause each of its Subsidiaries to deliver, to the Agent the instruments evidencing such Debt in accordance with terms of the Pledge Agreement and, in the case of the Intercompany Debt, in accordance with the terms of the Intercompany Subordination Agreement.

          (k) Employment of Technology. Disposal of Hazardous Materials, Etc.
     (i) Employ, and cause each of its Subsidiaries to employ, in connection with its use, if any, of the Real Property, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, (ii) obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, any and all material permits required by applicable Environmental Laws in connection with its or its Subsidiaries' operations and (iii) dispose of, and cause each of its Subsidiaries to dispose of, any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under RCRA, if applicable, and any applicable state and local Environmental Laws. The Borrower shall use its best efforts, and cause each of its Subsidiaries to use its best efforts, to obtain all certificates required by law to be obtained by the Borrower and its Subsidiaries from all contractors employed by the Borrower or any of its Subsidiaries in connection with the transport or disposal of any Hazardous Substances.

          (l) Environmental Matters. If the Borrower or any of its Subsidiaries shall:

               (i) receive written notice that any material violation of any Environmental Laws may have been committed or is about to be committed by the Borrower or any of its Subsidiaries;

               (ii) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging any material violation of any Environmental Laws or requiring the Borrower or any of its Subsidiaries to take any action in connection


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

          with the release or threatened release of Hazardous Substances or solid waste into the environment; or

               (iii) receive written notice from a federal, state, foreign or local governmental agency or private party alleging that the Borrower or any of its Subsidiaries is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any Environmental Activity;

     then it shall provide the Agent with a copy of such notice within five Business Days of the Borrower's or such Subsidiary's receipt thereof. Within ten days of the date the Borrower or such Subsidiary shall have learned of the enactment or promulgation of any Environmental Laws which may have a material adverse effect on the business, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, the Borrower shall provide the Agent with notice thereof. The Borrower shall monitor compliance with Environmental Laws by any and all owners or operators of the Real Property.

          (m) Violation of Law, Etc. Prior to the Borrower or any Subsidiary of the Borrower commencing any acquisition of the stock of or other interest in assets of any Person, including, without limitation, commencing a merger or tender offer for shares of another Person, the Borrower will deliver to the Agent an opinion of the general counsel of the Borrower satisfactory to the Agent that such activity (taking into account Section 6.02(a) and the use or proposed use of the proceeds of any Advances in connection with such activity) does not violate any law, rule or regulation (including without limitation Regulation U issued by the Board of Governors of the Federal Reserve System).

     SECTION 6.02. Negative Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties of any character (including, without limitation, Accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code a financing statement that names the Borrower or any of its Subsidiaries as debtor or the equivalent or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file any such financing statement or other document, or assign, or permit any of its Subsidiaries to assign, any Accounts, excluding, however, from the operation of the foregoing restrictions the Liens created by or pursuant to the Loan Documents and Permitted Liens.


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

          (b) Restrictive Covenants. Enter into, or permit any of its Subsidiaries to enter into, any agreement or instrument (other than the Loan Documents) (i) which restricts the ability of the Borrower or any of its Subsidiaries to create or suffer to exist any Lien upon or with respect to its Securities, whether now or hereafter issued, or upon or with respect to any of its properties, whether now owned or leased or hereafter acquired or leased, except in connection with transactions contemplated by clause
     (v) of the definition "Permitted Lien" in which case any such agreement shall be limited to the property acquired in connection with such transactions and any Lien granted is limited as provided in said clause (v) and except for investments of no more than $10,000,000 in any individual case (or series of individual cases), but in no event more than $20,000,000 in the aggregate at any time, by the Borrower and its Subsidiaries in any Person which is not a Subsidiary, in which the Borrower or its Subsidiaries hold less than 50% of the equity interest and as to which the Borrower or its Subsidiaries are prohibited by law to grant a Lien on any such equity interest, or (ii) which restricts the ability of any Subsidiary of the Borrower to (A) pay dividends or make other distributions on its Securities or to the Borrower or any other Subsidiary of the Borrower, (B) make any loan or advance to the Borrower or any of its Subsidiaries, or (C) create, incur, assume or suffer to exist, or pay or prepay, any Intercompany Debt, provided, that any such agreement or instrument mandated by any federal law, rule or regulation or order governing the business of the Borrower and its Subsidiaries shall not be a violation of this Section 6.02(b)(ii).

          (c) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i) Debt hereunder;

               (ii) Debt under the Loan Documents;

               (iii) Debt secured by Liens permitted by clause (v) of the definition of "Permitted Lien";

               (iv) the Debt listed on Schedule V, provided that such Debt may be renewed, extended or otherwise modified on terms no less favorable to the Borrower or its Subsidiaries or the Banks than the existing terms of such Debt;

               (v) Debt not otherwise permitted by this Section 6.02(c) incurred by the Borrower and/or its Subsidiaries (other than the Intercompany Creditor) in connection with the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business, so long as such acquisition satisfies all the conditions precedent set forth in Section 6.02(f)(i) or (ii), as the case may be;


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

               (vi) convertible Subordinated Debt incurred by the Borrower or any Subsidiary of the Borrower (other than the Intercompany Creditor) in connection with the acquisition of a Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business, provided that the holder of any such Debt shall have executed and delivered a Subordination Agreement to the Agent;

               (vii) Subordinated Debt, whether convertible or not, in an aggregate principal amount not in excess of $100,000,000; provided that (a) the Agent and the Majority Banks shall have approved in writing prior to the issuance thereof the terms and conditions relating to the issuance of such Subordinated Debt, including the terms of any indenture executed in connection therewith, and (b) the Borrower shall deliver to the Agent all Net Cash Proceeds, deferred cash proceeds and noncash proceeds of such issuance in accordance with
          Section 2.09(d);

               (viii) any Debt permitted under the terms of Section 6.02(i) or 6.02(p);

               (ix) Contingent Obligations permitted under Section 6.02(d);

               (x) Debt under any interest rate protection, hedge, cap, collar, swap or similar agreement entered into by the Borrower with any of the Banks or their respective Affiliates from time to time; and

               (xi) unsecured Senior Debt in an aggregate principal amount not in excess of $50,000,000 incurred by the Borrower or any of its Subsidiaries (other than the Intercompany Creditor) to fund any Existing Clinic Acquisition or the acquisition of any Facility (or the assets thereof) or any Related Business; provided, however, that such unsecured Senior Debt contains terms and conditions, including, without limitation, interest rates, covenants and defaults, no greater or more restrictive, as the case may be, than those contained herein; provided, further, that there can be no principal repayments of such unsecured Senior Debt until one year after the date of the final scheduled principal payment under this Agreement.

          (d) Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligations except (i) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) Contingent Obligations created pursuant to the Loan Documents, (iii) guaranties by the Borrower of Capital Leases, Operating Leases or Service Agreement of any Subsidiary of the Borrower (including consents by the Borrower to the assignment of such guaranties), provided that such Capital Leases or Operating Leases are otherwise permitted hereunder, (iv) Contingent Obligations of the type specified in clauses (ii) and (iii) of the definition of "Contingent Obligation" created in the ordinary course of business, (v) miscellaneous



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

     Contingent Obligations not to exceed at any time outstanding $10,000,000,
     (vi) guaranties by the Subsidiaries of the Borrower of the Borrower's obligations under a Capital Lease or an Operating Lease provided that such Capital Lease or Operating Lease is otherwise permitted hereunder and only to the extent of the portion of such Capital Lease or Operating Lease that directly benefits such Subsidiary, (vii) Contingent Obligations not otherwise permitted by this Section 6.02(d) incurred by the Borrower and/or its Subsidiaries (other than the Intercompany Creditor) in connection with the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business, so long as such acquisition satisfies all the conditions precedent set forth in
     Section 6.02(f)(i) or (ii), as the case may be, and (viii) Contingent Obligations permitted pursuant to Section 6.02(c) and Section 6.02(o) and Contingent Obligations listed on Schedule V.

          (e) Restricted Payments. Make, or permit any of its Subsidiaries to make, any Restricted Payment, except that:

               (i) the Borrower may pay dividends on its Common Stock, or purchase or otherwise acquire for value any shares of its Common Stock (each a "Common Stock Payment"), provided that (A) no Event of Default or event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both shall have occurred and be continuing or would result from such Common Stock Payment, (B) the aggregate amount of Common Stock Payments made during the period from January 1, 1996 through the date of such Common Stock Payment shall not exceed an amount equal to ten percent of the Consolidated Net Income of the Borrower and its Subsidiaries for the period from January 1, 1996 through the last day of the fiscal quarter most recently ended prior to the date of such Common Stock Payment (treated for such purposes as a single accounting period), provided that in no event may the aggregate amount of Common Stock Payments made to purchase or otherwise acquire for value shares of Common Stock exceed $20,000,000 in the aggregate for all such purchases or other acquisitions, and (C) the Borrower shall have provided the Agent with a certificate of the treasurer or chief financial officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions; and

               (ii) the Borrower and its Subsidiaries may make Restricted Payments to terminated employees in an amount not to exceed $100,000 in any year.

          (f) Investments. Make, or permit any of its Subsidiaries to make, any investment other than Permitted Investments and Capital Investments, provided that:

               (i) Subsidiaries of the Borrower (other than the Intercompany Creditor) can make Capital Investments consisting of an acquisition of a Facility


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

          (or the assets thereof) or Related Businesses or Existing Clinic Acquisitions that satisfy all of the following:

                    (A) the Total Consideration for each such acquisition shall be less than $50,000,000;

                    (B) the aggregate Total Consideration for all such
               acquisitions in any twelve-month period shall not exceed $500,000,000;

                    (C) the aggregate number of such acquisitions (other than
               Existing Clinic Acquisitions) in any twelve-month period shall not exceed fifteen;

                    (D) except in the case of Existing Clinic Acquisitions, the
               Agent and the Banks shall have received at least one day before the scheduled closing for such acquisition financial and other information relating to such acquisition, including, without limitation:

                         (1) the Total Consideration to be paid for such
                    acquisition; and

                         (2) a schedule, duly certified by the chief financial
                    officer of the Borrower, demonstrating compliance on a pro forma basis with the financial covenants contained in
                    Section 6.03 after such acquisition; provided, however, that in preparing such pro forma schedule, the Borrower shall include all Debt to be incurred in connection with such acquisition and the EBITDA of the Facility or Related Business to be acquired (which shall be based on audited, if available, historical numbers, adjusted as contemplated by
                    Section 6.03);

                    (E) the Agent and the Banks shall have received at least one day before the scheduled closing of such acquisition all other information, financial or otherwise, regarding such acquisition as the Agent or the Banks may reasonably request;

                    (F) except in the case of Existing Clinic Acquisitions, the
               Agent shall have received, on or before the date of such acquisition, in form and substance satisfactory to the Agent and in sufficient copies for each Bank, each of the following documents:

                         (1) a certified copy of the Asset Purchase Agreement,
                    Merger Agreement, Stock Purchase Agreement or other document relating to the acquisition of such Facility (or the assets thereof) or



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

                    Related Business, substantially in the form to be executed (with an executed copy thereof to be delivered promptly after the acquisition);

                         (2) a Guaranty (dated on or before the date of such
                    acquisition), duly executed by the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business;

                         (3) an amendment (dated on or before the date of such
                    acquisition) to the Pledge Agreement, which amendment shall amend such Pledge Agreement to make all of the outstanding Securities of the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business (or so much thereof as is contemplated by the definition of "Pledged Securities" in Section 1.01) Pledged Securities under such Pledge Agreement, together with (i) certificates, if any, representing such Securities of such Subsidiary and undated stock powers or instruments of transfer for such certificates executed in blank and (ii) such documents as the Agent may reasonably request;

                         (4) an amendment (dated on or before the date of such
                    acquisition) to the Intercompany Subordination Agreement, which amendment shall make the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business a "Subordinated Creditor" under such Intercompany Subordination Agreement;

                         (5) a certified copy of the Service Agreement, if any,
                    related to such acquisition and any other material contract (including, without limitation, any material leases) relating to such Facility or Related Business, substantially in the form to be executed (with an executed copy thereof to be delivered promptly after the acquisition);

                         (6) certificates of insurance for the insurance
                    coverage obtained by the Borrower (or a Subsidiary of the Borrower) relating to such Facility or Related Business showing that all such insurance is maintained with responsible and reputable insurance companies or associations in such amounts and covering such risks as is satisfactory to the Agent, together with loss payee endorsements, showing coverage of the Agent for its benefit and the benefit of the Banks;


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

                         (7) certified copies of the (i) resolutions of the
                    Board of Directors of each Loan Party approving each Loan Document delivered pursuant to this Section 6.02(f)(i)(F) in connection with such acquisition to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document, (ii) all documents evidencing other corporate action or governmental approvals, if any, necessary or, in the reasonable opinion of the Agent, advisable in connection with the execution, delivery and performance of each Loan Document delivered pursuant to this
                    Section 6.02(f)(i)(F) in connection with such acquisition,
                    (iii) the certificate of incorporation and by-laws of the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business relating to such acquisition, as amended through the date of such acquisition and (iv) good standing certificates with respect to such Subsidiary from the Secretary of State (or similar official) of the state in which such Subsidiary is incorporated;

                         (8) a certificate of the Secretary or an Assistant
                    Secretary of each Loan Party that will deliver any Loan Document pursuant to this Section 6.02(f)(i)(F) certifying the names and true signatures of the officers of such Loan Party authorized to sign each such Loan Document to which it is a party and the other documents to be delivered under this Section 6.02(f)(i)(F) (and the Agent may conclusively rely on such certificate of such Loan Party until the Agent shall receive a further certification of the Secretary or Assistant Secretary of such Loan Party canceling or amending the prior certificate of such Loan Party and submitting the names and signatures of the officers named in such further certificate);

                         (9) a Solvency Certificate, duly executed by the
                    treasurer or chief financial officer of the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business;

                         (10) copies of such other financial and non-financial
                    information regarding the Borrower or the Subsidiary of the Borrower formed to acquire or resulting from the acquisition of such Facility (or the assets thereof) or Related Business or such Facility or Related Business as any Bank through the Agent may reasonably request; and an executed process agent letter from CT

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

                    Corporation System for such Subsidiary of the Borrower in form and substance satisfactory to the Agent;

                         (11) a supplement to Schedule II hereto to the extent
                    such supplement is necessary to make the representation and warranty contained in Section 5.01(f)(ii) correct on and as of the date of such acquisition; and

                         (12) such other documents (including a favorable legal
                    opinion of the general counsel of the Borrower) as the Agent may reasonably request.

               (ii) Subsidiaries of the Borrower (other than the Intercompany Creditor) can make Capital Investments consisting of an acquisition of a Facility (or the assets thereof) or Related Businesses for which the Total Consideration equals or exceeds $50,000,000 only with the prior approval in writing of the terms and conditions of such acquisition by the Majority Banks in substantially the form of Exhibit K (it being understood that the Banks shall use reasonable efforts to notify the Borrower within ten Business Days after receipt of all of the information regarding a proposed acquisition described in clause (A) below of their decision to approve or disapprove the proposed acquisition), and

                    (A) the Banks and the Agent shall have received complete
               information, financial and otherwise, regarding the proposed acquisition as may be necessary or desirable, in the reasonable judgment of the Banks, to enable the Banks to evaluate the proposed acquisition for the purpose of approving such acquisition under this Section 6.02(f)(ii), including, without limitation, information regarding the Total Consideration to be paid, a schedule, duly certified by the chief financial officer of the Borrower, demonstrating compliance on a pro forma basis with the financial covenants contained in Section 6.03 after such acquisition, and any other information as the Banks may reasonably request; provided, however, that in preparing such pro forma schedule, the Borrower shall include all Debt to be incurred in connection with such acquisition and the EBITDA of the Facility or Related Business to be acquired (which shall be based on audited, if available, historical numbers, adjusted as contemplated by Section 6.03); and

                    (B) the Agent shall have received on or before the day of
               such acquisition, in form and substance satisfactory to the Agent and in sufficient copies for each Bank, each of the documents described in subsection 6.02(f)(i)(F); provided that certified copies of drafts of the documents referred to in clauses (a) and
               (e) thereof shall be delivered ten days in advance, and if any material changes to the terms and conditions of


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

               such acquisition reflected in such documents occur after such delivery, the closing of such acquisition shall be postponed until such time as the Majority Banks shall have approved in writing such changed terms and conditions.

               (iii) The Borrower and its Subsidiaries may make Capital Expenditures that are not acquisitions of, or other investments in, Facilities, Related Businesses or other Persons (or all or substantially all of the assets thereof) in the ordinary course of business, provided that no Event of Default or event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both shall have occurred and be continuing or would result therefrom.

               (iv) The Borrower and its Subsidiaries may make capital investments in, and loans and advances to, Subsidiary joint ventures, general or limited partnerships, limited liability companies or other types of Persons that are not wholly-owned by the Borrower and its Subsidiaries in an aggregate amount of not more than $10,000,000 during any fiscal year, and in no event in an aggregate amount exceeding $20,000,000 at any time outstanding.

               (v) The Borrower and its Subsidiaries may make capital investments in, and loans and advances to, joint ventures, general or limited partnerships, limited liability companies or other types of Persons that are not Subsidiaries in an aggregate amount not exceeding $10,000,000 at any time outstanding.

          (g) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets (other than the acquisition of assets of any Facility or Related Business or an Existing Clinic Acquisition, whether or not such acquisition is accomplished by merger or by Securities or asset purchase, so long as such acquisition satisfies all the conditions precedent set forth in
     Section 6.02(f)(i) or (ii) of, any Person, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary may consolidate with or merge into the Borrower (only if the Borrower shall be the continuing or surviving corporation) or (except for the Intercompany Creditor) with or into one or more other Subsidiaries that are Guarantors, provided that (A) immediately before and after giving effect to such consolidation or merger, the parties thereto and the survivor thereof all are Solvent,
          (B) all Liens created by the Collateral Documents shall continue in full force and effect in favor of the Agent and the priority thereof shall not be impaired by such transaction, (C) all Guaranties shall continue in full force and effect, and (D) the Agent shall have been furnished with a favorable opinion of counsel reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request; and


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

               (ii) the Borrower may consolidate or merge with any other Person, provided that (A) immediately before and after giving effect to such consolidation or merger, the parties thereto and the survivor thereof all are Solvent, (B) the Borrower shall be the continuing or surviving corporation, (C) no Change of Control shall occur, (D) all Liens created by the Collateral Documents shall continue in full force and effect in favor of the Agent and shall not be impaired by such transaction, (E) all Guaranties shall continue in full force and effect, and (F) the Agent shall have been furnished with a favorable opinion of counsel reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

     provided, however, that immediately before and after any consolidation or merger under this Section 6.02(g), no Event of Default, or event which, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

          (h) Limitation on Sales of Assets. Except for the sale of inventory in the ordinary course of business, the sale of worn-out or obsolete assets and intercompany transfers permitted under Section 6.02(g), sell, lease, transfer or otherwise dispose of its assets, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of its assets (including any interest in a Subsidiary), unless (i) the book value of such assets sold constitutes less than 5% of the value of the Borrower's Consolidated Tangible Net Assets at the time of sale or other disposition, provided that the aggregate book value of all such assets sold in any twelve-month period shall not exceed 15% of the value of the Borrower's average Consolidated Tangible Net Assets for the twelve-month period ending with the quarter immediately preceding the date of determination, as evidenced by a certificate duly executed by the chief financial officer of the selling entity on the date of such sale or disposition, and provided further that such assets do not constitute Securities of the Intercompany Creditor or Intercompany Debt, or (ii) such sale is required in connection with the termination of a Service Agreement or a change in control under the Amended Securities Purchase Agreement, dated as of January 1, 1995, with respect to NAMM, and, in each case, the Net Cash Proceeds of such sale are delivered directly to the Agent to be applied in accordance with Section 2.09(d).

          (i) Transactions with Affiliates. Lend or advance money to, contract with or engage in any other transactions with, or permit any Subsidiary of the Borrower to lend or advance money to, contract with or engage in any other transactions with, Subsidiaries or Affiliates of the Borrower, except in the ordinary course of their business with third parties or on terms and for consideration which is no less favorable to the Borrower and its Subsidiaries than the terms and consideration which the Borrower or such Subsidiaries would be obligated to pay in an arms' length transaction, subject, however, to the limitation that the Borrower and its Subsidiaries shall not loan more than $100,000 times the number of Facilities operated by the Borrower and its Subsidiaries to employees at



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

     any one time outstanding; provided, however, that nothing in this Section 6.02(i) shall prohibit the Borrower and its Subsidiaries from engaging in transactions with joint ventures in which the Borrower or any of its Subsidiaries is a joint venture partner to the extent permitted by Section 6.02(f)(iv) or (v).

          (j) Prepayments of Debt. Prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than for scheduled payments of principal and interest due on the date of payment thereof, if such payment is permitted to be made pursuant to the terms of the documents evidencing or governing the applicable Debt) in respect of, or establish any sinking fund, reserve or like set-aside of funds or other property for the redemption, retirement or repayment of, any Debt, or transfer any property in payment of or as security for the payment of, or violate the subordination terms of, any Debt, or amend, modify or change in any manner less favorable to Borrower or any of its Subsidiaries or the Banks the terms of any Debt or any instrument, indenture or other document evidencing, governing or affecting the terms of any Debt, or cause or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in this Section 6.02(j) shall prohibit (i) any payments of the Debt hereunder in accordance with the terms of Section 2.09, (ii) the conversion of convertible Subordinated Debt of the Borrower into Securities of the Borrower, (iii) the prepayment in any fiscal year of the Borrower of up to $30,000,000 in principal amount of Senior Debt of the Borrower or any of its Subsidiaries if the effective yield payable in respect of such Senior Debt is greater than the interest payable hereunder in respect of Base Rate Advances or Eurodollar Rate Advances, whichever is lower, (iv) the prepayment of the existing operating capital notes payable to the various physicians listed on Schedule V in the aggregate principal amount specified therein, (v) setoff of any convertible Subordinated Debt against the purchase price to be paid by the holder of such Debt in connection with the repurchase by such holder of any Facility pursuant to the Asset Purchase Agreement relating to such Facility, or (vi) payment of any Deferred Acquisition Consideration in connection with any acquisition of Facilities (or the assets thereof), any Existing Clinic Acquisition or any acquisition of a Related Business to the extent such acquisition satisfies the requirements of Section 6.02(f)(i) or (ii), as the case may be.

          (k) Accounting Changes. Change its fiscal year, or make, or permit any of its Subsidiaries to make, any other significant change in Consolidated accounting treatment and reporting practices except as required or permitted by generally accepted accounting principles.

          (l) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as conducted as of the date hereof.

          (m) Securities. Except as is provided in Section 6.02(g), permit any of its Subsidiaries to issue or sell any of its Securities or any rights, warrants or options to



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

     acquire any of its Securities, or permit any of its Subsidiaries to sell or otherwise dispose of any Securities of any of its Subsidiaries, or permit any of its Subsidiaries to amend its charter, bylaws or other constituent instruments so as to affect the conversion rights, payments, privileges or other terms in respect of such Securities or in any respect that affects any of the foregoing interests of its respective securityholders.

          (n) Welfare Plan Liabilities. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any liability with respect to Welfare Plans if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to Welfare Plans and other benefit plans and insurance of the type described in the definition of "Welfare Plans" contained in Section 1.01 for which the Borrower and its Subsidiaries are or may become liable in any fiscal year of the Borrower could have a material adverse effect on the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

          (o) Recruitment Subsidies. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligation to make recruitment subsidy advances (but excluding any advances made for the purpose of supplementing the income of new physicians during the first two years of any new physician joining any physician group that has entered into a Service Agreement with the Borrower or any of its Subsidiaries) pursuant to any Service Agreement in excess of
     (i) $750,000 by the Borrower or any of its Subsidiaries pursuant to any individual Service Agreement during any fiscal year of the Borrower, and
     (ii) an aggregate of $10,000,000 by the Borrower and all of its Subsidiaries pursuant to all Service Agreements during any fiscal year of the Borrower; provided that the Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation to make advances for the purpose of subsidizing any new physician at any time other than during the first two years of such new physician joining any physician group that has entered into a Service Agreement with the Borrower or any of its Subsidiaries, and such recruitment subsidy advances by the Borrower and its Subsidiaries shall not exceed an aggregate of $10,000,000 for any fiscal year.

          (p) Intercompany Debt; Intercompany Creditor. Create, incur, or suffer to exist, or permit any of its Subsidiaries to create, incur, or suffer to exist, any Intercompany Debt which is not evidenced by notes or similar instruments pledged by the Borrower or the Intercompany Creditor to the Agent for the ratable benefit of the Banks pursuant to the terms of the Pledge Agreement; or permit the Intercompany Creditor to engage in any business or operations except the receipt and advancing of Intercompany Debt and the holding of Intercompany Debt or Securities of other Subsidiaries of the Borrower.



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

     SECTION 6.03. Financial Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Banks shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

          (a) Consolidated Net Worth. Permit at any date of determination the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than $330,000,000, plus (i) 100% of the net proceeds received from the issuance, sale or disposition of the Borrower's Securities (common, preferred or special), securities converted into or exchanged for Securities, and any rights, options, warrants and similar instruments from March 31, 1996 to such date of determination and (ii) 50% of positive Consolidated Net Income (if any) earned from March 31, 1996 through such date of determination.

          (b) Fixed Charge Coverage Ratio. Permit, for the four consecutive fiscal quarters ending September 30, 1996 and for each period of four consecutive fiscal quarters ending thereafter, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of each fiscal quarter of the Borrower, to be less than 1.25 to 1.00.

          (c) Interest Coverage Ratio. Permit, for the four consecutive fiscal quarters ending September 30, 1996 and for each period of four consecutive fiscal quarters ending thereafter, the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of each fiscal quarter of the Borrower, to be less than 2.00 to 1.00.

          (d) Consolidated Debt/Total Capitalization Ratio. Permit, at any time, the Consolidated Debt/Total Capitalization Ratio of the Borrower and its Subsidiaries to be greater than 50%.

          (e) Consolidated Debt/EBITDA Ratio. Permit, for each period of four consecutive fiscal quarters ending September 30, 1996 and for each period of four consecutive fiscal quarters ending thereafter, the Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries to be greater than
     3.75 to 1.00.

For the purposes of subsections (b), (c) and (e) above and the calculation of any Applicable Eurodollar Rate Margin and the Applicable Facility Fee Rates, if, as of any date, a determination of EBITDA, EBITDAL, Lease Expense, Capital Expenditures or any other component of the ratios referred to in such subsections (the "Ratio Components") is required to be made as to any period prior to the date of such determination (a "Determination Period"), such determination shall be made so as to give effect to the following:

          (i) if any Person, Facility or Related Business (an "Acquired Business") shall have been acquired in compliance with this Agreement since the beginning of such Determination Period and must be Consolidated with the Borrower and its Subsidiaries in



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

     accordance with GAAP, the Ratio Components of such Acquired Business from the beginning of the Determination Period to the date of acquisition shall be included on a pro forma basis with the same effect as if such Acquired Business had been a Consolidated Subsidiary of the Borrower for such portion of the Determination Period, subject to the following:

               (A) for any date of determination occurring on or before the completion of one full fiscal quarter after the date of acquisition of such Acquired Business, pro forma adjustments may be made to reflect
          (1) specifically identified changes in physician compensation, complements of physicians, malpractice insurance costs and other group purchase arrangements, all of which shall be consistent with the terms and conditions of any Service Agreement entered into in connection with such acquisition and (2) other planned cost savings which will be realized by such Acquired Business as a consequence of such acquisition to the extent demonstrated by the Borrower to the satisfaction of the Majority Banks; and

               (B) For any date of determination occurring after the completion of one full fiscal quarter after the date of such acquisition, the actual Ratio Components for the period through the end of the then most recently ended fiscal quarter shall be annualized for the Determination Period; and

          (ii) if any Person, Facility or Related Business (a "Disposed Business") which shall have been Consolidated with the Borrower and its Subsidiaries shall have been discontinued, lost, sold or otherwise disposed of as of the date of determination, the Ratio Components of such Disposed Business shall be excluded for the Determination Period.

     SECTION 6.04. Reporting Requirements. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, or amount shall remain due hereunder or any Bank shall have any Commitment hereunder, the Borrower will furnish to the Agent, for distribution to the Banks, in sufficient copies for each Bank, the following:

          (a) as soon as available and in any event within 30 days after the end of each month, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and Consolidated statements of operations and cash flow position of the Borrower and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, together with a certificate of the chief financial officer of the Borrower stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto;

          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter, Consolidated balance sheets of the Borrower and its Subsidiaries as of the



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

     end of such fiscal quarter and Consolidated statements of operations and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer of the Borrower, together with (i) a certificate of said officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section
     6.03 and in sufficient detail for determining the Applicable Facility Fee Rates and the Applicable Eurodollar Rate Margins in accordance with the definitions of such terms set forth in Section 1.01, and (iii) a certificate of said officer or of the general counsel of the Borrower regarding additions to and deletions from Schedule II reflecting changes occurring during such fiscal quarter;

          (c) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the annual audit report for such year for the Borrower, including therein an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited Consolidated statements of operations, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year (i) certified by a nationally recognized public accounting firm, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) accompanied by a copy of the management letter from such accounting firm accompanying such financial statements;

          (d) as soon as available and in any event not later than the distribution date for the Borrower's annual reports for each fiscal year, the Borrower's budget of cash flow, income and balance sheet data for the then current fiscal year of the Borrower and its Subsidiaries;

          (e) as soon as possible and in any event within two days after the occurrence of an Event of Default of which the Borrower or any Subsidiary has knowledge, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (f) promptly after any change in accounting policies or reporting practices that could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or prospects of the Borrower or of any of its Subsidiaries or



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

     on the rights of the Banks under any of the Loan Documents, notice and a description in reasonable detail of such change;

          (g) promptly after any change in the certificate of incorporation of the Borrower or any of its Subsidiaries, notice and a copy of such change; and promptly after any change in the by-laws of the Borrower or any of its Subsidiaries, notice and a copy of such change;

          (h) promptly and in any event within ten days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

          (i) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate (i) copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan and (ii) copies of each material notice received from the United States Department of Labor in connection with any ERISA requirements;

          (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) with respect to each Plan, if applicable;

          (k) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

          (l) promptly and in any event within ten days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, of the type described in Section 5.01(h);

          (m) promptly and in any event within ten days after the sending or filing in final form thereof, copies of all proxy statements and financial statements that the Borrower or any of its Subsidiaries sends to its securityholders generally, and copies of all registration statements (other than those relating to employee stock plans), without exhibits, all periodic reports on Forms 10-K and 10-Q and reports on Form 8-K that the



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


     Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may substituted therefor, or any national securities exchange or with the National Association of Securities Dealers;

          (n) promptly after the occurrence thereof, notice of (A) any event of which Borrower or any Subsidiary is aware which makes any of the representations obtained in Section 5.01 inaccurate in any respect or (B) the receipt by the Borrower or any Subsidiary of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law; and

          (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of or a Default, the Borrower will, and will cause its Subsidiaries to, provide to the Agent for each Bank additional information and any and all of the above information more frequently to the extent reasonably requested by the Agent or any Bank.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of or any interest on any Advance or Note, any reimbursement obligation under any Letter of Credit, or any fees or other amounts payable under any Loan Document, in each case when the same becomes due and payable; or

          (b) any representation or warranty made or deemed by any Loan Party (or any of its officers) in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) (i) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 6.01 or Section 6.02 or Section 6.03; or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for ten days after written notice thereof shall have been given to such Loan Party by the Agent or any Bank; or



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          (d) any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt evidenced by the Notes or under Letters of Credit) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or any offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or


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          (g) any judgment or order for the payment of money in excess of
     $5,000,000 which is not covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is materially adverse to the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any Loan Document after delivery thereof pursuant to Article IV of the Existing Credit Agreement or Article IV hereof or otherwise shall, for any reason cease to be valid and binding on the respective Loan Party or Loan Parties thereto (other than, in the case of Loan Documents delivered in connection with Article IV of the Existing Credit Agreement, because of the effect of the Fifth Amendment and Restatement); or a Loan Party shall so state in writing or shall contest the validity or enforceability of any material term or provision of any Loan Document; or

          (j) any Collateral Document after delivery thereof pursuant to Article IV of the Existing Agreement or Article IV hereof or otherwise shall, for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected security interest in any material portion of the Collateral purported to be covered thereby; or

          (k) any one or more Service Agreements shall be terminated during any period of four consecutive fiscal quarters that represent, in the aggregate, 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period, measured as of the end of any fiscal quarter ending after the date of any such termination, provided that it shall not be an Event of Default hereunder if the Service Agreement for the Facility owned by PhyCor Ruston is terminated without cause; or

          (l) any ERISA Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000 for any fiscal year; or


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

          (m) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 for any fiscal year; or

          (n) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization on termination occurs by an amount exceeding $5,000,000; or

          (o) there shall occur any Change of Control; or

          (p) any three of Messrs. Joseph C. Hutts, Thompson S. Dent, Derril W. Reeves or Richard D. Wright shall, within any six-month period, cease to be employed full time as officers of the Borrower other than by reason of the death or incapacity of any such person; or

          (q) since December 31, 1995 there has been, in the reasonable judgment of the Agent or the Majority Banks, any material adverse change in the Consolidated condition, financial or otherwise, operations, properties or prospects of the Borrower and its Subsidiaries; or

          (r) any default under any interest rate protection, hedge, cap, collar, swap or similar agreement between the Borrower or any of its Subsidiaries and any Financial institution, and such default shall continue after any applicable grace period specified in such agreement;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligations of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower,
(iii) shall at the request, or may with the consent, of the Majority Banks demand that the Borrower, and if such demand is made the Borrower shall, pay


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to the Agent for the benefit of the Issuing Banks, an amount in immediately available funds equal to the then outstanding Letter of Credit Liability which shall be held by the Agent (or the Issuing Banks) as cash collateral in a cash collateral account under the exclusive control and dominion of the Agent (or Issuing Banks) and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit, (iv) shall at the request, or may with the consent, of the Majority Banks exercise any and all remedies with respect to the Collateral as set forth in the Collateral Documents or as provided by law, and (v) shall at the request, or may with the consent, of the Majority Banks exercise any other remedies provided hereunder or by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances and of the Issuing Banks to Issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts (including the amounts referred to in clause (iii) above) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.01. Authorization and Action. Each Bank and each Issuing Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof, and treat the Bank that purchased or funded a participation with respect to a Letter of Credit as the holder or owner of the Debt resulting therefrom, until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Bank party hereto, in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public



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accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Subsidiary of the Borrower or to inspect the property (including the books and records) of the Borrower or any such Subsidiary; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any Collateral purported to be covered thereby or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it, the Notes issued to it and the participations in Letters of Credit purchased by it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

     SECTION 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Bank and based on the financial statements referred to in Section 5.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     SECTION 8.05. Indemnification. The Banks agree to indemnify the Agent and each Issuing Bank (in each case, to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Committed Rate A Advances then held by each of them (or if no Committed Rate A Advances are at the time outstanding ratably according to the respective amounts of their A Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or any Issuing Bank, as the case may be, in any way relating to or



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arising out of this Agreement or any other Loan Document or any Letter of
Credit or any action taken or omitted by the Agent or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document or any Letter of Credit, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Issuing Bank's, as the case may be, gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and each Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent or such Issuing Bank, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Letter of Credit, to the extent that the Agent or such Issuing Bank, as the case may be, is not reimbursed for such expenses by the Borrower.

     SECTION 8.06. Successor Agent/Issuing Bank. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and the Agent and/or any Issuing Bank may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, in the case of the Agent, or removal, in the case of any Issuing Bank, the Majority Banks shall have the right, subject to the approval of the Borrower (which shall not be unreasonably withheld), to appoint a successor Agent or a successor Issuing Bank, as the case may be. If no successor Agent or successor Issuing Bank, as the case may be, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or the retiring Issuing Bank, then the retiring Agent or the retiring Issuing Bank, as the case may be, may, on behalf of the Banks, appoint a successor Agent or a successor Issuing Bank, as the case may be, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent or as an Issuing Bank hereunder by a successor Agent or a successor Issuing Bank, respectively, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the retiring Issuing Bank, as the case may be, and the retiring Agent or the retiring Issuing Bank, as the case may be, shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, or any retiring Issuing Bank's removal hereunder as an Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or an Issuing Bank, as the case may be, under this Agreement and the other Loan Documents. Notwithstanding the foregoing, no Issuing Bank may be removed unless prior to or contemporaneously with such removal it shall have received an amount, in immediately available funds, equal to all outstanding Letter of Credit Liability then outstanding and then owing to such Issuing Bank and shall have been indemnified by the Borrower, the Banks and such successor Issuing Bank, to the Issuing Bank's satisfaction, against all such Letter of Credit Liability. The fees referred to in Section 3.05(b) shall continue to inure to such Issuing Bank's benefit, with respect to each Letter of Credit Issued



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by it, until such time as all Letter of Credit Liability in respect of such
Letter of Credit has been discharged in full.

     SECTION 8.07. The Documentation Agent. The Documentation Agent, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any of the other Loan Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or the Loan Documents (including the release of Collateral), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or consented to in writing in the case of the Loan Documents), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of following: (a) waive any of the conditions specified in Article IV, (b) increase the A Commitments or the B Commitments of the Banks or subject the Banks to any additional monetary obligations, (c) reduce the principal of, or interest on, the Committed Rate A Advances, the Committed Rate B Advances or the Committed Rate Notes or any fees or other amounts payable hereunder, (d) postpone the date fixed for the scheduled payment of principal of, or interest on, the Committed Rate A Advances, the Committed Rate B Advances or the Committed Rate Notes or any fees or other amounts payable hereunder or waive any such payment when due, (e) change the percentage of the A Commitments, the B Commitments or of the aggregate unpaid principal amount of the Committed Rate A Advances, the Committed Rate B Advances or the Committed Rate Notes, or the number or percentage of Banks, which shall be required for the Banks or any of them to take any action hereunder, (f) amend this Section 9.01 or (g) release any Collateral except in connection with any sale of assets permitted hereunder; provided, further, that no amendment, waiver or consent shall, in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of such Issuing Bank under this Agreement; and provided also that no amendment, waiver or consent, unless in writing and signed by the Designated Bidder holding such Note, affect the rights of the holder of a Competitive Bid Note under such Note.

     SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed (by certified mail, return receipt requested), telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 30 Burton Hills Blvd., Suite 500, Nashville, TN 37215, Attention:
Mr. Joseph Hutts/President; if to any Bank, at its Domestic Lending Office


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specified opposite its name on Schedule I hereto; if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Ms. Barbara Cohen; and if to any Issuing Bank, at its address specified opposite its name on
Schedule I hereto; with a copy, in the cases of notices to the Agent or the Issuing Bank, to Ms. Margaret A. Brown, 399 Park Avenue, 8th Floor, Zone 11, New York, New York 10043; or, as to each Person, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed (by certified mail, return receipt requested), telecopied, telegraphed, telexed, cabled, or faxed be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company or confirmed received in the case of a telecopy or facsimile, respectively, except that notices and communications to the Agent pursuant to Article II or VIII or to any Issuing Bank pursuant to Article III or VIII shall not be effective until received by the Agent or such Issuing Bank, as the case may be.

     SECTION 9.03. No Waiver: Remedies. No failure on the part of any Bank, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Costs. Expenses and Taxes.

     (a) The Borrower agrees to pay the Agent and each Issuing Bank on demand all reasonable costs and expenses of the Agent and such Issuing Bank in connection with the preparation, negotiation, approval, execution, delivery, filing, recording, administration, modification and amendment of the Loan Documents (including, without limitation, the Fifth Amendment and Restatement Loan Documents) and the other documents to be delivered under the Loan Documents (including, without limitation, the Fifth Amendment and Restatement Loan Documents), including, without limitation, the reasonable fees and out-of-pocket expenses of special and local counsel for the Agent and such Issuing Bank with respect thereto and with respect to advising the Agent and such Issuing Bank as to its rights and responsibilities under the Loan Documents (including, without limitation, the Fifth Amendment and Restatement Loan Documents) and the other documents to be delivered hereunder and thereunder. The Borrower further agrees to pay on demand (i) all costs and expenses, if any, of the Agent, each Issuing Bank or any Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents (including, without limitation, the Fifth Amendment and Restatement Loan Documents) and the other documents to be delivered under the Loan Documents (including, without limitation, the Fifth Amendment and Restatement Loan Documents), including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a), and (ii) all costs and expenses in connection with appraisals, valuations, audits and search reports, all insurance and title costs, and all filing and recording fees required hereby or associated with any enforcement of rights or remedies specified in clause
(i).



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     (b) If any payment of principal of, or Conversion of, any Eurodollar Rate
Advance or LIBOR Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment (including, without limitation, any payment pursuant to Section 2.09) or Conversion pursuant to
Section 2.08 or 2.11 or acceleration of the maturity of the Notes pursuant to
Section 7.01 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses (including loss of anticipated profits), costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

     SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01 or to demand payment of (or cash collateralization of) all then outstanding Letter of Credit Liability, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document to such Bank (including, to the fullest extent permitted by law, obligations indirectly owed to such Bank by virtue of its purchase of a participation of the Letter of Credit Liability pursuant to Section 3.04), whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

     SECTION 9.06. Indemnification. The Borrower agrees to defend, protect, indemnify and hold harmless the Agent, each Bank and each Issuing Bank and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent, each Bank, each Issuing Bank and such Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, all fees and disbursements of counsel and environmental consultants which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee by any third party, whether direct, indirect or consequential and whether based on any federal, state or foreign laws or other statutes or regulations (including, without limitation, securities laws, commercial laws and Environmental Laws and regulations), under common law or on equitable cause, or on contract, tort or otherwise, including, without limitation, those arising:


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          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

          (b) in connection with any investigation, litigation, proceeding or other action relating to any Loan Document (whether or not any Indemnitee is a party thereto); or

          (c) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or any event occurring, in connection therewith, or the exercise of any rights or remedies thereunder, including, without limitation, the acquisition of any Collateral by the Agent, or any Environmental Activity or Environmental Law; or

          (d) arising out of, related to or in connection with any acquisition or proposed acquisition (including, without limitation, by tender offer, merger or other method) by the Borrower or any of its Subsidiaries or Affiliates of any Facility (or the assets thereof) or any Related Businesses or any Existing Clinic Acquisition, whether or not an Indemnitee is a party thereto;

provided, however, that, notwithstanding the foregoing, the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's or such Indemnitee's Affiliate's, director's, officer's, employee's, attorney's or agent's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Advances, including any Environmental Activity or Environmental Law, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 9.06 shall survive the payment in full of the Advances.

     SECTION 9.07. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each Issuing Bank and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Issuing Bank and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.


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

     SECTION 9.08. Assignments and Participations.

     (a) Each Bank may assign, with the prior consent of the Borrower, any Issuing Bank and the Agent (which, in either case, shall not be unreasonably withheld), to one or more banks, financial institutions or other entities all or a portion of its rights and obligations as a Bank under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it in respect of the Committed Rate Advances and reimbursement obligations of the Borrower in respect of Letters of Credit); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) the amount of the Commitments, if any, of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and shall be an integral multiple of $1,000,000 in excess thereof, or the remaining amount of such Bank's Commitments, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $3,000; provided, further, that each Bank may, without the consent of the Borrower or the Agent, assign, as collateral or otherwise, any of its rights under this Agreement and the other Loan Documents (including, without limitation, the right to payment of principal and interest under the Notes) to any Federal Reserve Bank, and such assignment of rights to the Federal Reserve Bank shall not be subject to the conditions and restrictions set forth in items (i) through (v) of the immediately foregoing proviso; and provided, further, that each Bank may, without the consent of (but with prior written notice to) the Borrower or the Agent, assign, in whole or in part, any of its rights and obligations under this Agreement and the other Loan Documents to any of its Affiliates, and such assignment to Affiliates shall not be subject to the conditions and restrictions set forth in items (i) through (v) of the proviso above. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and thereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or



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

the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of each of the Loan Documents, together with copies of the financial statements referred to in Section 5.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, any Issuing Bank, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document;
(v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

     (c) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Committed Rate Notes, new Committed Rate Notes to the order of such Eligible Assignee in an aggregate principal amount equal to the principal amount of Committed Rate Advances owed to it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any principal amount of Committed Rate Advances hereunder, new Committed Rate Notes to the order of the assigning Bank in an aggregate principal amount equal to such principal amount. Such new Committed Rate Notes shall be in an aggregate principal amount equal to the aggregate principal



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

amount of such surrendered Committed Rate Notes, shall be dated the effective date of such Assignment and Acceptance, shall consist of Committed Rate Notes payable to the order of such Eligible Assignee and, if the assigning Bank has retained ownership of any Committed Rate Advances hereunder, the assigning Bank in the appropriate principal amounts, and shall otherwise be in substantially the forms required by this Agreement.

     (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Notes held by it and reimbursement obligations of the Borrower in respect of Letters of Credit); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Bank shall remain the holder of any such Notes for all purposes of the Loan Documents, and (iv) the Borrower, the Agent, each Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents; provided, further, that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were a Bank hereunder; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling Bank (who shall retain such right) other than an action which would (i) reduce principal of or interest on any Advance or fees in which such purchaser has an interest, (ii) postpone any date fixed for payment of principal of or interest on any such Advance or such fees or (iii) release any material portion of the Collateral other than pursuant to the terms hereof or any other Loan Document.

     (f) The Borrower agrees that any Bank purchasing a participation from another Bank pursuant to Section 2.14 or 9.08(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     (g) Notwithstanding any other provision of this Section 9.08, each Designated Bidder may assign to one or more Eligible Assignees any Competitive Bid Note.

     SECTION 9.09. Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 9.10. Confidentiality. Neither the Agent nor any Bank shall disclose to any third party any Confidential Information disclosed to the Agent or such Bank pursuant to the Loan Documents, except that (i) the Agent or any Bank may disclose Confidential Information to a third party to the extent compelled by law, subpoena, civil investigative demand, interrogatory or similar legal process or by any rule, regulation or request of any regulatory authority having



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

jurisdiction over the Agent or such Bank, as the case may be, (ii) the Agent or any Bank may disclose Confidential Information to a potential transferee who is an Eligible Assignee, provided that such potential transferee agrees to be bound by the same confidentiality obligations as the Banks under this Section and
(iii) the Agent or any Bank may disclose Confidential Information to its affiliates or its legal counsel or other agents provided that prior to any such disclosure the Agent or such Bank, as the case may be, informs such affiliates, counsel or agent of the confidential nature of such Confidential Information. For purposes hereof, Confidential Information is written information disclosed by the Borrower or any of its Subsidiaries to the Agent or any Bank pursuant hereto that is not information which (x) has become generally available to the public, other than as a result of disclosure by the Agent or such Bank, (y) was available on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower or any of its Subsidiaries, or (z) becomes available to the Agent or such Bank on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries. The Agent and the Banks acknowledge that the Confidential Information may from time to time include material non-public information relating to the Borrower or its Subsidiaries.

     SECTION 9.11. Severability of Provisions. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.12. Independence of Provisions. All agreements and covenants hereunder and under the Loan Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

     SECTION 9.13. Consent to Jurisdiction.

     (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the



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

Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on his behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this section shall affect the right of any Bank, any Issuing Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank, any Issuing Bank or the Agent to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

     SECTION 9.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW.

     SECTION 9.15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT' OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 9.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     THE BORROWER

                                     PHYCOR, INC.


                                     By________________________________________
                                       Name:
                                       Title:


                                     THE AGENT

                                     CITIBANK, N.A.,
                                       as Agent


                                     By________________________________________
                                       Name:
                                       Title:


                                     THE DOCUMENTATION AGENT

                                     NATIONSBANK, N.A.,
                                       as Documentation Agent


                                     By________________________________________
                                       Name:
                                       Title:


                                     THE ISSUING BANK

                                     CITIBANK, N.A.,
                                       as Issuing Bank


                                      By_______________________________________
                                        Name:
                                        Title:

Commitment:                          THE BANKS

A Commitment:  $23,333,333.33        CITIBANK, N.A.
B Commitment:  $11,666,666.67

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $21,666,666.67        NATIONSBANK, N.A.
B Commitment:  $10,833,333.33

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $16,666,666.67        FIRST AMERICAN NATIONAL BANK
B Commitment:  $ 8,333,333.33

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $18,333,333.33        FIRST UNION NATIONAL BANK OF
B Commitment:  $ 9,166,666.67        NORTH CAROLINA


                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $16,666,666.67        PNC BANK, KENTUCKY, INC.
B Commitment:  $ 8,333,333.33

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $16,666,666.67        MELLON BANK, N.A.
B Commitment:  $ 8,333,333.33

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $12,333,333.33        BANK OF NOVA SCOTIA
B Commitment:  $ 6,166,666.67

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $12,333,333.33        CORESTATES BANK, N.A.
B Commitment:  $ 6,166,666.67

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $12,333,333.33        CREDIT LYONNAIS NEW YORK BRANCH
B Commitment:  $ 6,166,666.67

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $12,333,333.33        DEUTSCHE BANK AG, New York Branch and/or
B Commitment:  $ 6,166,666.67        Cayman Islands Branch

                                     By________________________________________
                                       Name:
                                       Title:

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $  6,666,666.67       THE SUMITOMO BANK, LIMITED
B Commitment:  $  3,333,333.33

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $18,333,333.33        SUNTRUST BANK, NASHVILLE, N.A.
B Commitment:  $ 9,166,666.67

                                     By________________________________________
                                       Name:
                                       Title:

A Commitment:  $12,333,333.33        TORONTO DOMINION (TEXAS), INC.
B Commitment:  $ 6,166,666.67

                                     By________________________________________
                                       Name:
                                       Title:



Total A Commitments:    $200,000,000

Total B Commitments:    $100,000,000

Total Commitments:      $300,000,000


DA961880.004/16+